UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

COLUMBIA BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                    , 2008
Dear Fellow Shareholder:
On behalf of the Board of Directors, I invite you to attend Columbia Bancorp’s 2008 Annual Shareholders Meeting at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, on Thursday, April 24, 2008, at 6:30 p.m. The Discovery Center will open at 5:45 p.m. and hors d’oeuvres and beverages will be served. The meeting will begin promptly at 6:30 p.m. in the M.J. Murdock Theater.
The Columbia Gorge Discovery Center is located at the west end of The Dalles. From I-84, take Exit 82. You will follow the Historic Highway #30 West approximately one mile. Turn right on Discovery Drive. There are signs to guide you there.
I hope you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with the shareholders of Columbia Bancorp.
Following the instructions provided on your proxy card, you can vote anytime, 24 hours a day, by the toll-free number listed on your proxy card or by returning the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting by telephone. Telephone voting is fast and convenient, and allows your vote to be immediately confirmed and tabulated. Most important, by using the telephone, you help Columbia Bancorp reduce postage and proxy tabulation costs. Please have your proxy card in hand when you call and then follow the instructions.
Thank you for your continued support of Columbia Bancorp.
Very truly yours,
Roger L. Christensen
President and Chief Executive Officer

COLUMBIA BANCORP
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2008
TO OUR SHAREHOLDERS:
          NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Columbia Bancorp (“Columbia”), will be held at 6:30 p.m. Pacific Time on Thursday, April 24, 2008, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, for the following purposes:
1.	To consider and act upon the election of three (3) directors of Columbia

2.	Shareholder Proposal to declassify the board of directors

3.	Amendment to Stock Incentive Plan

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof
          Only shareholders of record at the close of business on March 3, 2008, are entitled to vote at the Annual Meeting or any postponement or adjournment.
          All shareholders are invited to attend the Annual Meeting. If you are not able to do so and wish your shares to be voted, it is important that you vote by telephone (see the instructions on your proxy card) or complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.
By order of the Board of Directors.

Greg B. Spear
Vice Chair, Chief Financial Officer and Secretary
                    , 2008

WE URGE YOU TO VOTE BY TELEPHONE OR SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COLUMBIA BANCORP
401 East Third Street, Suite 200
The Dalles, Oregon 97058
(541) 298-6649
ANNUAL MEETING PROXY STATEMENT
Date of Proxy Statement:                      , 2008
          This Proxy Statement, dated                     , 2008, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp (“Columbia”) to be used at the 2008 Annual Meeting of Columbia’s shareholders to be held on April 24, 2008, at 6:30 p.m. Pacific Time, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is                     , 2008. Columbia’s 2007 Annual Report is being mailed to shareholders of Columbia with this Proxy Statement.
PROXIES AND VOTING AT THE ANNUAL MEETING
          The only class of issued and outstanding stock of Columbia is its common stock, no par value. At March 3, 2008, the record date for determining shareholders entitled to vote at the Annual Meeting, there were 10,020,110* shares of common stock issued and outstanding. Each shareholder as of the record date is entitled to one vote for each share held on every matter submitted at the Annual Meeting. Shareholders are not permitted to cumulate their votes for directors.
          A majority of the outstanding common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The matters to be voted on must be approved by an affirmative vote of the holders of a majority of the common stock of Columbia, except as otherwise described below. Shareholders who do not vote (either in person, by telephone or submitting a proxy), including broker non-votes, if any, will be considered abstentions and will not be counted toward the quorum.
          If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted in accordance with the instructions given in the proxy. If a proxy is executed and returned but no instructions are given, the proxy holders will vote in favor of the Board of Directors’ nominees for directors and at their discretion as to any other matters that may come before the Annual Meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Corporate Secretary or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Annual Meeting will not revoke such shareholder’s proxy unless the shareholder votes in person at the meeting. Ballots or proxies may be counted by personnel of Columbia’s subsidiary, Columbia River Bank (“CRB”), or by Columbia’s transfer agent, Wells Fargo Shareowner Services.
          The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also authorize its officers, or the officers and employees of CRB, to solicit proxies from shareholders, either in person or by telephone, fax, e-mail or letter. Such persons will not be specially compensated for these activities.

*	This number excludes 32,090 shares of common stock issued to executive officers and directors in the form of restricted stock which, pending shareholder approval of “Proposal Three: Amendment to Stock Incentive Plan” below, have been conditionally relinquished by such executive officers and directors in connection with Columbia’s violation of NASD Rule 4350(i)(1)(A), as more fully discussed in this proxy statement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth information regarding ownership of Columbia’s common stock by each person known to Columbia to own more than 5% of the outstanding shares of common stock on February 8, 2008.

	Total
Name and Address of	Beneficial
Beneficial Owner	Ownership[1]	Percent
Banc Fund V L.P., and	539,886	5.4%
other related entities (1) 20 North Wacker Drive Suite 3300 Chicago IL 60606

(1)	Based on Schedule 13G/A filed jointly on February 8, 2008, as of December 31, 2007, by Banc Fund V L.P., Banc Fund VI L.P. and Banc Fund VII L.P. The Schedule 13G/A discloses that Banc Fund VI L.P. had sole voting and investment power as to all of the 311,016 shares (3.1% of the outstanding shares) that it beneficially owned and that Banc Fund VII L.P. had sole voting and investment power as to all of the 228,870 shares (2.3% of the outstanding shares) that it beneficially owned. The Schedule 13G/A also disclosed that Charles J. Moore was the manager of the investment decisions for the reporting entities and had voting and investment power over the shares held by them. In the Schedule 13G/A, the reporting entities do not affirm the existence of a group
          The following table sets forth the shares of Columbia’s common stock owned by each director of Columbia and CRB, each nominee for election as a director, each of the executive officers of Columbia and all executive officers and directors as a group on February 20, 2008. The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” below is passed and, therefore the executive officers and directors retain their right to vested and unvested restricted stock and to exercise options granted to them under Columbia Bancorp 1999 Stock Incentive Plan, as amended in 2002 (the “Incentive Plan.”)

	Direct	Indirect			Total
	Beneficial	Beneficial		Exercisable	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Ownership		Options(1)	Ownership(2)	Class
Charles F. Beardsley	—	75,250	(3)	—	75,250	(*	)
Richard E. Betz	27,838	—		5,830	33,668	(*	)
Tamera J. Millington Bhatti	20	—		—	20	(*	)
William A. Booth	111,841	—		5,830	117,671	1.2%
Lori R. Boyd	2,680	—		3,080	5,760	(*	)
Robert V. Card	3,553	1,947	(4)	3,060	8,560	(*	)
Dennis L. Carver	56,715	3,318	(5)	7,524	67,557	(*	)
Roger L. Christensen	25,426	2,748	(6)	90,734	118,908	1.2%
Staci L. Coburn	2,278	1,332	(7)	3,214	6,824	(*	)
Terry L. Cochran	244,241	148,516	(8)	5,830	398,587	4.0%
R. Shane Correa	5,900	2,176	(9)	16,456	24,532	(*	)
Brian L. Devereux	—	—		—	—	(*	)
James J. Doran	14,132	—		3,080	17,212	(*	)
Christine M. Herb	2,070	3	(10)	—	2,073	(*	)
Jean S. McKinney	17,459	1,089	(11)	9,772	28,320	(*	)
Donald T. Mitchell	17,728	16,863	(12)	5,830	40,421	(*	)
Craig J. Ortega	20,122	8,194	(13)	52,108	80,424	(*	)
Greg B. Spear	9,734	1,011	(14)	38,175	48,920	(*	)

All Directors and Executive Officers as a Group	561,737	262,447		250,523	1,074,707	10.4%
(18 persons)

*	Represents holdings of less than one percent.

(1)	Shares of common stock subject to options currently exercisable or exercisable within 60 days after February 20, 2008, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Applicable percentage ownership is based on 10,048,220 aggregate shares outstanding as of February 20, 2008. Each person identified herein disclaims beneficial ownership of shares attributed to him or her in accordance with such rules except to the extent of his or her pecuniary interest in such shares.

(3)	Includes 58,250 shares held in trust and 17,000 shares held in Mr. Beardsley’s spouse’s trust.

(4)	Represents 1,947 shares held through Columbia Bancorp’s Employee Stock Ownership Plan (“ESOP.”) All ESOP participants are eligible to vote their shares of common stock as allocated by the ESOP trustees, as of the record date. Any unallocated ESOP shares as of the record date are not eligible to be voted.

(5)	Includes 2,767 shares for which Mr. Carver’s spouse serves as custodian for the benefit of their children and over which Mr. Carver shares voting and investment power and 551 shares held in his spouse’s IRA.

(6)	Represents 2,748 shares held through the ESOP.

(7)	Represents 1,332 shares held through the ESOP.

(8)	Represents 148,516 shares held by Mr. Cochran’s spouse in which Mr. Cochran disclaims beneficial ownership.

(9)	Represents 2,176 shares held through the ESOP.

(10)	Represents 3 shares held through the ESOP.

(11)	Represents 1,089 shares owned by Ms. McKinney’s son as to which Ms. McKinney disclaims beneficial ownership.

(12)	Represents 16,863 shares in Mr. Mitchell’s retirement plan.

(13)	Includes 7,706 shares held through the ESOP and 488 shares held in Mr. Ortega’s spouse’s IRA as to which Mr. Ortega disclaims beneficial ownership.

(14)	Represents 1,011 shares held through the ESOP.

               The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” below fails to pass and, therefore the executive officers and directors relinquish their right to vested and unvested restricted stock and to exercise options granted to them.

	Direct	Indirect		Total
	Beneficial	Beneficial	Exercisable	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Ownership	Options(1)	Ownership(2)	Class
Charles F. Beardsley	—	75,000	—	75,000	(*	)
Richard E. Betz	27,588	—	—	27,588	(*	)
Tamera J. Millington Bhatti	20	—	—	20	(*	)
William A. Booth	111,591	—	—	111,591	1.1%
Lori R. Boyd	2,430	—	—	2,430	(*	)
Robert V. Card	744	1,947	—	2,691	(*	)
Dennis L. Carver	56,465	3,318	—	59,783	(*	)
Roger L. Christensen	18,226	2,748	—	20,974	(*	)
Staci L. Coburn	892	1,332	—	2,224	(*	)
Terry L. Cochran	243,991	148,516	—	392,507	3.9%
R. Shane Correa	546	2,176	—	2,722	(*	)
Brian L. Devereux	—	—	—	—	(*	)
James J. Doran	13,882	—	—	13,882	(*	)
Christine M. Herb	200	3	—	203	(*	)
Jean S. McKinney	17,209	1,089	—	18,298	(*	)
Donald T. Mitchell	17,478	16,863	—	34,341	(*	)
Craig J. Ortega	14,730	8,194	—	22,924	(*	)
Greg B. Spear	3,905	1,011	—	4,916	(*	)

All Directors and Executive Officers as a Group	529,897	262,197	—	792,094	7.9%
(18 persons)

(1)	Shares of common stock subject to options currently exercisable or exercisable within 60 days after February 20, 2008, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Applicable percentage ownership is based on 10,016,130 aggregate shares outstanding as of February 20, 2008, and excludes 32,090 shares of common stock issued to executive officers and directors in the form of restricted stock, which, pending shareholder approval of “Proposal Number Three: Amendment to Stock Incentive Plan” below, have been conditionally relinquished by such executive officers and directors in connection with Columbia’s violation of NASD Rule 4350(i)(1)(A), as more fully discussed in this proxy statement. Each person identified herein disclaims beneficial ownership of shares attributed to him or her in accordance with such rules except to the extent of his or her pecuniary interest in such shares.
BUSINESS OF THE ANNUAL MEETING
          Management knows of three matters, discussed below, to be considered at the Annual Meeting.
PROPOSAL ONE: ELECTION OF DIRECTORS
Election of Directors
          Under Columbia’s Articles of Incorporation, Columbia’s Board is divided into three classes, providing for staggered three-year terms. Prospective Board members may be nominated to any of the three classes, depending on Board vacancies, as long as there are at least two members in each class. The Board may have no more than twelve (12) members in total.

          The Columbia Board has nominated Dennis L. Carver, James J. Doran and Donald T. Mitchell for three-year terms expiring in 2011. All nominees were recommended on behalf of the Board of Directors for selection by the Governance Committee. All nominees currently serve on Columbia’s Board and on the Board of Columbia’s subsidiary, CRB. Columbia became the holding company for CRB on October 2, 1995.
          Although Columbia knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Columbia may recommend. The Governance Committee has no formal procedure to receive shareholder nominations. However, the Governance Committee would consider shareholder recommendations for candidates to serve on the Board of Directors. Upon receipt of such a recommendation, the Governance Committee would review the prospective nominees, identifying and approving those qualified to serve in the same manner in which other candidates who are not incumbent directors are evaluated. The Committee does not maintain any specific minimum qualifications that nominees must meet and has not specified any specific qualities or skills necessary for services as a director. A majority vote is needed of all independent directors for a nominee to be selected. The Board of Directors will consider any written recommendations sent to the attention of the Board at Columbia’s administrative offices at PO Box 1050, The Dalles, Oregon 97058.
NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA
FOR A TERM EXPIRING IN 2011*
          Dennis L. Carver, 58, director since 1997. Mr. Carver served as director of Klickitat Valley Bank from 1984 until its acquisition by Columbia in 1997. He is owner of the Goldendale Chiropractic Clinic in Goldendale, Washington, where he provides chiropractic services. Mr. Carver has held this position for more than five years.
          James J. Doran, 58, director since 1998. Mr. Doran served as director of Valley Community Bancorp from 1986 until its acquisition by Columbia in 1998. He operates three auto dealerships in McMinnville, Oregon. Mr. Doran has held this position for more than five years.
          Donald T. Mitchell, 63, director since 1996. Mr. Mitchell served as director of Juniper Banking Company from 1988 until its merger with CRB in 1995. He was previously a partner in Lacy Forest Products, a lumber brokerage firm, until his retirement in 1999. Mr. Mitchell is presently retired in Redmond, Oregon.
          To be elected, each nominee must receive the affirmative vote of the holders of a majority of Columbia’s common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of votes against the nominee.
          *Proposal Two in this proxy statement is a shareholder proposal to declassify Columbia’s Board of Directors so that each director serves a one year term (see “Proposal Two: Shareholder Proposal” below.) If Proposal Two is passed by a 75% vote of the shareholders of Columbia, then the directors listed above shall be elected to serve a one year term expiring in 2009.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS OF COLUMBIA RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.
Directors Continuing in Office
          Charles F. Beardsley, director since 1994. Mr. Beardsley is principal owner of Hershner & Bell Realty, Inc., a real estate brokerage firm in Hood River, Oregon. He has held this position for more than five years.

          Richard E. Betz, director since 2000. He is Vice President of Royale Columbia Farms, Inc., a potato farming operation in Hermiston, Oregon. Mr. Betz is also President of Bud-Rich Potato, Inc., a potato packing operation and onion marketing company. He has held these positions for more than five years.
          William A. Booth, director since 1977. Mr. Booth is a principal in Booth & Kelly Real Estate, a real estate agency in The Dalles, Oregon. He has held this position for more than five years.
          Lori R. Boyd, director since 2004. Ms. Boyd is a Certified Public Accountant and owner of L Boyd Consulting, LLC, an accounting/consulting and computerized accounting sales and support firm in Bend, Oregon. She has held this position for more than five years.
          Roger L. Christensen, director since 2001. Mr. Christensen is President and Chief Executive Officer of Columbia and Chief Executive Officer of CRB and has held these positions since 2001; he served as Executive Vice President / Chief Operating Officer from May, 1999 to May, 2001. He received a Bachelor’s degree in Accounting from Boise State University, attended graduate level courses in Oregon State University’s MBA program and is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Christensen has 27 years of banking experience.
          Terry L. Cochran, director since 1981. Mr. Cochran previously served as President and Chief Executive Officer of Columbia from its inception in 1995 until his retirement in May, 2001, and President and Chief Executive Officer of CRB from April, 1981 to May, 1999. He is presently retired in Bend, Oregon.
          Jean S. McKinney, director since 1994. Ms. McKinney serves as President and Business Manager for McKinney Ranches, Inc., a grain farming business in Wasco, Oregon. She has held this position for more than five years. Ms. McKinney has also served as a board director of Wasco Electric Co-Op since 1981, and Oregon Rural Electric since 2005.
          All directors currently serve on both Columbia’s Board and the Board of CRB. Columbia became the holding company for Columbia River Bank October 2, 1995. Where the date of commencement of directors’ service includes service prior to October 2, 1995, they also served as a director of CRB.
          The following table sets forth the term expiration dates of the directors of Columbia continuing in office:

NAME	AGE	POSITION	TERM EXPIRES
Charles F. Beardsley	67	Director	2010
Richard E. Betz	65	Director	2009
William A. Booth	67	Director	2010
Lori R. Boyd	50	Director	2009
Roger L. Christensen	50	Director	2010
Terry L. Cochran	63	Director	2010
Jean S. McKinney	69	Director	2009
PROPOSAL TWO: SHAREHOLDER PROPOSAL
Request to Eliminate Classification of Terms of Board of Directors
          Gerald R. Armstrong, the holder of 2,601 shares of the Columbia’s Common Stock in his own name and 7,548 shares of Common Stock in individual retirement accounts, whose address is 820 Sixteenth Street, No. 705, Denver, Colorado, 80202-3227, has notified Columbia that he intends to present the following resolution at the Annual Meeting. The Board of Directors and Columbia accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.
Shareholder Resolution
          That the shareholders of COLUMBIA BANCORP request its Board of Directors to take the steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of previously-elected Directors.
Shareholder Supporting Statement
          The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, the Columbia Board is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.
          U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation and Wintrust Financial, Inc., are among the corporations electing directors annually because of the efforts of the proponent.
          The performance of Columbia’s management and its Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.
          A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003) looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual director elections) and firm value.
          While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interest of the corporation and its shareholders.
          The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.
          If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.
Amendment to Articles of Incorporation
          Columbia’s Articles of Incorporation, as amended, currently provide for a classified board structure, in which Directors are divided into three classes and serve staggered three-year terms. In order to eliminate the classified board structure as requested in the shareholder proposal, Columbia’s Articles of Incorporation, as amended, must be amended. Therefore, by voting “FOR” Proposal Two you are voting for the proposed amendment to Columbia’s Articles of Incorporation.
          The Board of Directors analyzed the advantages and disadvantages of classified boards. While the Board of Directors believes the benefits of a classified board are important, the Board of Directors is committed to ensuring maximum accountability by the board to Columbia’s shareholders, and annual elections would provide shareholders with a means of evaluating each director each year. Further, the Board of Directors believes the use of a classified term for directors may be unduly cumbersome in relation to the benefits it provides and it prevents Columbia from more efficiently adjusting the composition of its Board of Directors to meet Columbia’s needs. The Board of Directors did not consider the potential anti-takeover effects of staggered boards to be highly influential in its consideration of the removal of the staggered term of directors.
          Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms may be less subject to outside influence. Proponents also believe this system provides continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of Columbia. Proponents further assert that classified boards may enhance shareholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election. On the other hand, some investors view staggered boards as having the effect of reducing the accountability of directors to shareholders because staggered boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of staggered boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and, therefore may erode shareholder value.
Effect of the Amendment to Declassify the Board of Directors
          If approved by the shareholders, the amendments to our Articles of Incorporation declassifying the Board of Directors will not take effect until Columbia files with the Secretary of State of the State of Oregon articles of amendment setting forth the changes to its Articles of Incorporation. The proposed board declassification will not take immediate effect; the Board of Directors will still be operating under the staggered term structure, provided that, if this proposal is passed, the new directors elected at the 2008 Annual Meeting will be elected to a one-year term rather than a three-year term. However, all other directors will continue to serve the remainder of their terms, with their successors being elected for one-year terms that expire at the next Annual Meeting. The terms of directors elected at the 2007 Annual Meeting will expire at the 2010 Annual Meeting, and the terms of directors elected at the 2006 Annual Meeting will expire at the 2009 Annual Meeting.
          The proposed amendment would not change the present number of directors and the directors will retain the authority to change that number and to fill any vacancies or newly created directorships.
Form of Amendment to Articles of Incorporation
          If the proposed amendment is approved by the shareholders, references to the existence of a classified board will be eliminated from Article Third of our Articles of Incorporation, as amended. Further, Article Third of Columbia’s Articles of Incorporation, as amended, will be amended to set forth the procedure to phase in the annual election of directors. The proposed amendment to Columbia’s Articles of Incorporation, as amended, necessary to affect the declassification of the Board of Directors and the associated phase-in of annual election of directors, is attached to this proxy statement as Annex A.
Vote Required
          For the declassification amendment to become effective, an affirmative vote of seventy-five percent (75%) of all the shares entitled to vote on the matter is required.

Recommendation of the Board of Directors
          The Board of Directors has determined the amendment of its Articles of Incorporation, as amended, to declassify the Board of Directors and establish the annual election of directors, is in the best interest of Columbia and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SHAREHOLDER PROPOSAL.
PROPOSAL THREE: AMENDMENT TO STOCK INCENTIVE PLAN
          The Board has approved, and is requesting, that the shareholders of Columbia approve an amendment (the “Amendment”) to Columbia’s 1999 Stock Incentive Plan, as amended in 2002 (the “Incentive Plan”), to increase the number of shares reserved for issuance upon exercise of stock options granted there under from an aggregate of 977,259 shares of Common Stock to 1,727,259 shares of Common Stock.
          If the Amendment is approved, 750,000 additional shares of Common Stock will be added to the total number of shares reserved under the Plan, making an aggregate of 1,727,259 shares available for the grant under the Plan. Of the additional 750,000 shares, 520,643 shares have already been issued outside the Plan and will be allocated as shares issued under the Plan and reduce the number of shares available for future grant. If the amendment is approved, a total of 229,357 shares will remain available for issuance for future grants under the Plan.
Background
          When first approved in 1999 and amended in 2002, Columbia understood the Plan to contain a “re-load” feature, so that all exercised and terminated (prior to exercise) stock options would again be available for issuance under such plan. Accordingly, Columbia’s management issued stock options under the Plan. During a recent review of Columbia’s capitalization structure, it was discovered that the Plan was, in fact, not a re-load plan and only options that had terminated or expired prior to exercise were available for issuance under the Plan. It was also discovered that beginning in 2002, Columbia had issued stock options in excess of the number of shares available under the Plan, and continued to do so until recently. To date, 520,643 shares have been issued in excess of the number of shares reserved under the Plan, thus the shares have been issued outside the Plan. The excess options were issued to a total of 312 employees, as well as current and former executive officers and directors.
          In addition to grants made to employees, the stock options granted under the Plan were granted to officers and directors as part of a compensation arrangement and thus require shareholder approval if such stock options were not authorized under a previously approved plan in order to maintain Nasdaq listing requirements. The stock options granted to executive officers and directors from 2002 to present, which were in excess of the number of shares available under the Plan, were not separately approved by the shareholders of Columbia and were, therefore issued in violation of NASD Rule 4350(i)(1)(A.)
          Columbia notified The Nasdaq Stock Market of this violation and the Nasdaq has made a preliminary indication that it will be issuing a letter of reprimand to Columbia. As a condition to Nasdaq’s preliminary response, Columbia’s executive officers and directors conditionally waived their right to vested and unvested restricted stock and waived their right to exercise options granted in excess of those available under the Plan, pending approval by Columbia’s shareholders at the Annual Meeting to be held on April 24, 2008. If shareholder approval for the excess shares is not obtained, the conditional waiver will become effective and the executive officers and directors will be deemed to have relinquished any right they have in such restricted stock and options.
          The following table sets forth the number of options and restricted stock previously granted and subsequently waived pending shareholder approval of this Proposal Three, by the individuals and groups listed below.

CONDITIONALLY WAIVED VESTED AND UNVESTED RESTRICTED STOCK AND OPTIONS

Name and Position	Dollar Value ($) [1]	Number of Units [2]
Roger L. Christensen President and Chief Executive Officer of Columbia, Chief Executive Officer of CRB	598,914	97,934

Greg B. Spear Vice Chair and Chief Financial Officer of Columbia and CRB	261,060	44,004

Craig J. Ortega President of CRB	372,750	57,500

R. Shane Correa Executive Vice President, Chief Banking Officer of CRB	116,423	21,810

Robert V. Card Executive Vice President, Director of Risk Management	52,252	5,869

Christine M. Herb Executive Vice President, Chief Information Officer of CRB	29,957	1,870

All Executive Officers as a Group	1,462,357	233,587

Non-Employee Directors as a Group	95,424	49,026

Employee Group	—	—

(1)	The dollar value of the options/restricted stock is calculated using the closing stock price of $16.02 as of the date waived, February 21, 2008.

(2)	Represents options and restricted stock previously granted and subsequently waived pending shareholder approval of “Proposal Three: Amendment to Stock Incentive Plan.”
          The 229,357 shares in excess of those required to cover options and restricted stock previously granted in excess of those authorized under the plan will be issued to employees, officers and directors of Columbia and CRB at the discretion of the Board.
Form of Amendment to Stock Incentive Plan
          If the proposed amendment to the Plan is approved by the shareholders, the number of shares authorized for issuance under the Plan will be increased from 977,259 shares of Common Stock to 1,727,259 shares of Common Stock. The proposed amendment to the 1999 Stock Incentive Plan, as amended in 2002 necessary to affect this increase, is attached to this proxy statement as Annex B.

Vote Required
          Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal.
Recommendation of the Board
MANANGEMENT AND THE BOARD OF DIRECTORS RECOMMEND THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE PLAN.
Meetings of the Boards of Directors and Committees
          The Board of Directors has determined that all Directors of Columbia and CRB are independent with the exception of Mr. Cochran and Mr. Christensen.
Board and Board Committees of Columbia Bancorp
Meeting Attendance
          The Board of Directors of Columbia held nine regular and four special meetings during 2007. Each member has exceeded the Securities and Exchange Commission’s minimum requirement of attending at least 75% of Board meetings and of those committees on which he or she served in 2007. Although Columbia does not have a formal policy regarding director attendance at the annual meeting, past practice is that all Directors have attended the annual meeting. At the 2007 Annual Shareholder Meeting all Directors were in attendance.
          The Columbia Board of Directors has four committees: the Governance Committee, the Audit/Examination Committee, the Compensation/Human Resources Committee and the Strategic Planning Committee. The members of the committees are identified in the following table.

		Audit/	Compensation/Human	Strategic Planning
Director	Governance	Examination	Resources	Committee
Charles F. Beardsley	☑
Richard E. Betz	☑		Chair	☑
William A. Booth
Lori R. Boyd		☑		☑
Dennis L. Carver	☑		☑
Roger L. Christensen
Terry L. Cochran	Chair
James J. Doran			☑
Jean S. McKinney		Chair
Donald T. Mitchell		☑		Chair
     Governance Committee
          The members of the Governance Committee are Chairperson Terry L. Cochran, Charles F. Beardsley, Richard E. Betz and Director-Nominee Dennis L. Carver. The Columbia Governance Committee acts for Columbia’s Board on matters requiring prompt action and may perform such other functions as may be requested from time to time by the Board. All committee members with the exception of Mr. Cochran are independent. The committee is responsible for annual board evaluations, director nominations, including the selection process, and setting corporate guidelines for committee charters and board training. The Governance Committee met three times in 2007.

     Audit/Examination Committee
          The members of the Audit/Examination Committee are Chairperson Jean S. McKinney, Lori R. Boyd and Director-Nominee Donald T. Mitchell, all of whom are independent under the applicable stock exchange listing standards, as determined by the Board. In addition, no committee member participated in the preparation of the financial statements of Columbia Columbia’s current subsidiary at any time during the past three years. The Audit/Examination Committee reviews the scope of internal and external audit activities, as well as serving in an oversight role for the financial reporting process, determining the hiring and separation of Columbia’s certifying accountants, approving non-audit services and compensation and approving Columbia’s financial statements, audit reports and Securities Exchange Act disclosures. The Audit/Examination Committee has established procedures for receiving, retaining and addressing accounting and audit-related complaints. These procedures also provide for the confidential and anonymous submission of such complaints by employees. The Board of Directors has determined that Ms. Boyd is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The committee met 11 times in 2007. A copy of the charter of the Audit/Examination Committee is available on Columbia’s website at www.columbiariverbank.com.
     Compensation/Human Resources Committee
          The members of the Compensation Committee are Chairperson Richard E. Betz and Director-Nominees Dennis L. Carver and James J. Doran. The committee serves as the Executive Compensation Committee and recommends appropriate executive compensation, benefits and employment contracts, as well as evaluates the performance of the Chief Executive Officer. All committee members are independent. The committee met once during 2007.
     Strategic Planning Committee
          The members of the Strategic Planning Committee are Chairperson and Director-Nominee Donald T. Mitchell, Richard E. Betz and Lori R. Boyd. The committee, with management, is responsible for the oversight of strategic planning and budgeting for a three-year period, including, but not limited to, balance sheet growth, revenue projections and tolerance levels of key financial ratios and benchmarks. All committee members are independent. The committee met twice during 2007.
          CRB’s committees are comprised of the Audit/Examination Committee, the Investment/Asset-Liability Committee and the Loan Committee.
Communications with the Board
          Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address:
Corporate Secretary
Columbia Bancorp
401 E Third Street, Suite 200
PO Box 1050
The Dalles OR 97058
Attn: Board of Directors
          Columbia will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded shareholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about Columbia. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes these communications available to the Board on request.
OTHER BUSINESS
          Columbia’s management knows of no other matters to be brought before the Annual Meeting for a vote. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their best judgment on those matters. At the Annual Meeting, management will report on Columbia’s business, and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Columbia’s Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled “PROPOSALS OF SHAREHOLDERS.”
INFORMATION REGARDING EXECUTIVE MANAGEMENT
Executive Officers
          The following table sets forth summary information about the Executive Officers of Columbia and CRB.

			YEARS OF
			BANKING/INDUSTRY
NAME	AGE	POSITION	EXPERIENCE
Roger L. Christensen	50	President and Chief Executive Officer of Columbia, Chief Executive Officer of CRB	27
Greg B. Spear	42	Vice Chair and Chief Financial Officer of Columbia and CRB	23
Craig J. Ortega	51	President of CRB	28
R. Shane Correa	42	Executive Vice President and Chief Banking Officer of CRB	20
Christine M. Herb	44	Executive Vice President and Chief Information Officer of CRB	21
Robert V. Card	57	Executive Vice President and Director of Risk Management of CRB	40
Staci L. Coburn	38	Corporate Vice President and Chief Accounting Officer of CRB	12
Brian L. Devereux	41	Executive Vice President and Chief Operating Officer of CRB	18
Tamera J. Millington Bhatti	48	Corporate Vice President and Human Resources Director of CRB	20
          Roger L. Christensen has served as Chief Executive Officer of Columbia and CRB since May of 2001. See “Directors Continuing in Office” for more information about Mr. Christensen.
          Greg B. Spear has served as Vice Chair of Columbia and CRB since September of 2007 and Chief Financial Officer of Columbia and CRB since June 2001. He served as Executive Vice President from June, 2001 until January, 2007. Mr. Spear holds a B.S. degree in Accounting from the University of La Verne, a B.S. degree in Business Administration (Management) from California State University, Chico, and is a licensed Certified Public Accountant in the State of Oregon. He has 23 years of banking experience.
          Craig J. Ortega has served as President of CRB since January of 2007. He joined CRB in May, 1995 and served as President and Chief Executive Officer of CRB from May, 1999 until May, 2001 and Executive Vice President and Head of Community Banking from May, 2001 until September, 2004. Mr. Ortega served as Executive Vice President and Chief Operating Officer of CRB from September, 2004 until August of 2006. He then served as President and Chief Operating Officer from August, 2006 until January, 2007. Mr. Ortega has 28 years of banking experience. He attended Blue Mountain Community College and holds a B.S. degree in Business Administration from Eastern Oregon State College, and is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Ortega presently serves on the board of Independent Community Banks of Oregon.

          R. Shane Correa has served as Executive Vice President and Chief Banking Officer of CRB since September, 2004. He joined CRB in July, 1998, and served as Vice President and Manager of the Hermiston Branch until May, 2001, Senior Vice President and Regional Manager from May, 2001 to July, 2003 and Executive Vice President and Regional President from July, 2003 until September, 2004. Mr. Correa holds a B.S. degree in Agricultural Business Management from Oregon State University and is a graduate of Western School of Bank Management. He has 20 years of banking experience.
          Christine M. Herb joined CRB as Executive Vice President and Chief Information Officer of CRB in December of 2006. Prior to joining the bank, Ms. Herb served as Director of IT Applications for Nationwide Insurance from June, 2000 until December, 2006. Ms. Herb was Merger Project Manager for Fred Meyer/Kroger, Inc., where she was employed from 1993 to 2000. Ms. Herb has 21 years of information technology experience. She is a member of the Project Management Institute, is a certified Project Manager Professional, and is CSPM certified with the Quality Assurance Institute. Ms. Herb holds a B.S.B.A. in Computer Information Systems from Suffolk University.
          Robert V. Card was named Executive Vice President and Director of Risk Management of CRB in January of 2007. He joined CRB in August, 1998 as a Commercial Loan Officer and served in that role until November of 1999. He was Credit Review Officer from November, 1999 to April of 2000, Vice President and Credit Review Officer from April, 2000 until August of 2001, and then Vice President and Audit Manager from August, 2000 through July, 2003. From July of 2003 through January of 2007, he served as Senior Vice President and Audit Manager. Mr. Card holds a B.S. degree in Business Administration from Portland State University and is also an honor graduate of Western Agricultural Banking School, where he sat on the faculty for over 10 years. He has 40 years of banking experience.
          Staci L. Coburn was named Corporate Vice President and Chief Accounting Officer of CRB and Principal Accounting Officer of Columbia in September of 2007. She joined Columbia as Financial Assistant in April of 1998 and remained in that position through April, 2000. She was promoted to the role of Assistant Vice President and Accounting Manager and served in that capacity from April, 2000 to November, 2001. Ms. Coburn was Vice President and later Senior Vice President and Controller from November, 2001 through September, 2007. She holds a B.B.A. degree in accounting from Boise State University and is a licensed Certified Public Accountant in the State of Oregon. Ms. Coburn has 12 years combined banking and accounting-related experience.
          Brian L. Devereux joined CRB as Executive Vice President and Chief Operating Officer of CRB in October, 2007. Mr. Devereux’s most recent position was as Vice President, Corporate Loan Services Manager for West Coast Bank, where he directed centralized loan operations and retail management. Mr. Devereux has been in bank operations since 1990 and his background includes five years as a Bank Examiner for the FDIC’s Division of Supervision in the San Francisco region. He holds a B.S. degree in Finance and Marketing from the University of Oregon, an M.B.A. in Business Administration from the University of Portland and is a member of the Beta Gamma Sigma National Honor Society for collegiate schools of business. Mr. Devereux has 18 years of banking experience.
          Tamera J. Millington Bhatti was hired as Corporate Vice President and Director of Human Resources in November, 2007. Prior to joining CRB, Ms. Millington Bhatti served as Manager, Human Resources for OHSU’s School of Nursing in Portland, Oregon. Preceding that, she led the HR team for Electric Lightwave, a subsidiary of Citizens, Inc. Ms. Millington Bhatti also held positions with Thompson Learning/Drake Beam Morin and brings 20 years of professional Human Resource experience to her role at CRB. She earned a B.A. from Portland State University and a Senior Professional in Human Resources (SPHR) designation from the Human Resources Certification Institute.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          Executive Compensation Overview The goal of the Compensation Committee of Columbia’s Board of Directors is to attract and retain high caliber executive talent. The committee seeks to set compensation levels which are consistent with Columbia’s Strategic Plan and Mission Statement, which are updated annually. The committee strives to align total compensation for executive management with corporate performance and the interests of the shareholders. While the committee considers such corporate performance measures as return on equity, asset growth and loan quality, it does not apply any specific quantitative formula in making compensation decisions, other than in the determination of incentive cash compensation and determining executive compensation on a subjective basis, considering the factors above and the performance evaluations discussed below. In fiscal 2007, compensation for Columbia and CRB’s executives may have included any combination of the following: a base salary, a contingent incentive cash component tied to operating performance, a Salary Continuation Plan, a Deferred Compensation and Split-Dollar Plan, Equity Compensation in the form of stock options and/or restricted stock grants, Phantom Stock (stock appreciation rights without equity ownership), Employee Stock Ownership Plan, 401(k) employer matching contributions, social, golf or country club memberships, personal use of company vehicle and cell phones, relocation packages and six weeks annual vacation.
          Columbia has not engaged the services of an outside compensation consultant in the design and analysis of our executive compensation practices. Instead, the Chief Executive Officer and Board Compensation Committee review and prepare all executive compensation components and amounts, presenting their recommendations to the full Board for approval. This review includes benchmark comparisons of nine to 12 peer group banks with assets between $750 million and $2 billion.
Elements of Compensation
          Base Salary Columbia and CRB provide named executive officers with a base salary for services rendered during the fiscal year, determined individually for each executive based on his or her position and level of responsibility. Salary surveys of other Northwest community bank peer groups are reviewed and factored into the process to ensure fair rates of compensation in an increasingly competitive labor market. Base compensation for Columbia and CRB executives is designed to fall into the low to median range of the peer group as the performance incentive benefit is intended to comprise half of annual compensation.
          Each of Columbia’s outside directors completes a written evaluation of the performance of Columbia’s President and Chief Executive Officer each year. The evaluations are summarized by the Chairman of the Columbia Board and discussed by the Compensation Committee and then reviewed with the President and Chief Executive Officer. Mr. Christensen prepares the reviews annually of other executive officers of Columbia and CRB and discusses them with the committee.
          Performance-Based Incentive Compensation Incentive cash compensation is linked to specific objectives for each executive. The Compensation Committee determines the appropriate percentage of each individual executive officer’s incentive compensation. The committee believes this is a superior approach for rewarding and motivating executives for meeting and/or exceeding corporate strategic goals. The Compensation Committee sets the goal for each category along with a range of target levels. The Board of Directors ratifies the incentive cash compensation as part of the total compensation package. At year-end, the target level achieved for each performance measure is combined to calculate the final incentive compensation award.
          In 2004, the Compensation Committee approved an addendum to the executive incentive compensation program in the form of a three-year incentive payout computation. This program was designed to measure performance in an objective rather than subjective manner, simplify monitoring, reflect the mission of Columbia and focus on major areas of responsibility of Columbia, CRB, and branches or departments. It was also intended to increase Columbia’s profitability by rewarding the executive team for performance in excess of goals, rewarding teamwork which focused on Company goals by tying pay to performance in a timely manner, and offering a competitive compensation program with the goal of recruiting and retaining top performing employees. Executives are required to meet the minimum of all three plan components in order to receive the bonus, which is an average of the three key areas for the payout period. Eligibility for the three-year incentive payout is determined upon full attainment of established goals.
          Retirement Plan In 2002, CRB entered into salary continuation and deferred compensation plan agreements (see narrative following Pension Benefit and Deferred Compensation Tables for additional plan detail) for the purpose of providing incentives for key personnel to remain in the employ of Columbia and CRB. The executives covered by such agreements are Roger L. Christensen,

President and Chief Executive Officer of Columbia and Chief Executive Officer of CRB; Greg B. Spear, Vice Chair and Chief Financial Officer of Columbia and CRB; Craig J. Ortega, President, CRB; R. Shane Correa, Executive Vice President and Chief Banking Officer of CRB, and Robert V. Card, Executive Vice President and Director of Risk Management, CRB. Christine M. Herb, executive Vice President and Chief Information Officer of CRB, entered into a deferred compensation plan agreement with CRB in January of 2008, and will enter into a salary continuation plan with CRB in April, 2008. All other executive officers will enter into Salary Continuation and/or Deferred Compensation Agreements upon meeting eligibility requirements as set forth in their employment agreements. Copies of the agreements are incorporated by reference into Columbia’s Form 10-K for the 2007 fiscal year.
          Columbia also maintains an Employee Stock Ownership Plan (the “ESOP”) and a 401(k) Plan for the benefit of all employees qualifying under the plans.
          Under the ESOP, employees of Columbia and CRB, including executive officers, who have been credited with at least 1,000 hours of service in the prior year and have attained age 20, are eligible to participate in the ESOP. Cash dividends from Columbia stock are the main source of funding for the ESOP, as well as contributions made by CRB and interest earned on money market instruments. Participants are not permitted to contribute. ESOP contributions are based on a calculation guideline of approximately 1% of expected base compensation, including salaries, commissions and overtime; contributions are accrued as long as they do not jeopardize the minimum financial targets as approved by the Board of Directors. Assets of the ESOP are used primarily to purchase shares of Columbia’s common stock. Terms of the ESOP provide that the ESOP may not purchase Columbia common stock for a price in excess of its fair market value as reported on the NASDAQ exchange. On December 31, 2007, the ESOP held 2,748, 1,011, 7,706, 2,176, 1,947 and 3 shares of Columbia stock and a cash balance of $1,750, $1,500, $2,464, $1,668, $1,390 and $774 for the accounts of Mr. Christensen, Mr. Spear, Mr. Ortega, Mr. Correa, Mr. Card and Ms. Herb, respectively. All shares described are vested and dividends are payable to the executives’ accounts under the ESOP. As of December 31, 2007, the ESOP held 250,892 shares of Columbia common stock. At that date, the ESOP held $142,461 in cash and 366 employees were participants in the plan.
          Under CRB’s 401(k) Plan, executive officers and employees of Columbia and CRB may elect to defer up to the Internal Revenue Service limit of their compensation, and CRB makes matching contributions to the accounts of executive officers and employees of Columbia and CRB equal to 100% of the first 4% of compensation that any executive officer or employee elects to defer, subject to limitations under the Internal Revenue Code of 1986. The Board approved the 4% match based on the recommendation of CRB’s management that a safe-harbor plan be adopted. The match is paid for by cash on hand and/or current earnings. Participant contributions are self-directed and are distributed to employees upon retirement, permanent disability, death, termination of employment or the occurrences of conditions constituting extraordinary hardship.
          Long-Term Incentive Program The Board, at its discretion, periodically awards incentive compensation in the form of stock option and restricted stock grants to executive officers, Board members and other employees. All stock options and grants are issued at fair market value as of the date of the award. The Incentive Plan enables Columbia and CRB to attract and retain qualified and talented employees and Board members by offering them an opportunity to participate in the growth and ownership of Columbia. There is no formal equity compensation policy, and grants may, but are not required, to be awarded annually. Factors influencing the Board’s decision to grant equity compensation include, but are not limited to: past practice and history of equity compensation grants; competitive market conditions; financial effects of the equity compensation; recommendations from the Chief Executive Officer with respect to executive officers other than himself; desire to provide incentives in attracting new hires, limitations set by stockholders and alignment with shareholder expectations. Columbia’s Board of Directors requires each executive officer to own a minimum of $50,000 worth of Columbia Bancorp stock. This amount increases to $100,000 for the Chief Executive Officer. These ownership requirements do not include ESOP, phantom stock (stock appreciation rights), unvested restricted stock grants and stock options. However, they do include vested stock awards.
          Another component of Columbia’s equity compensation plan is a phantom stock program. The purpose of the program is to provide incentives in the form of stock appreciation rights to executive officers which do not result in equity ownership. Compensation under the plan is directly tied to the performance of Columbia Bancorp common stock. Such compensation will be settled in cash rather than stock. The program is one of the incentive tools authorized under Columbia’s existing Stock Incentive Plan. There were no phantom stock agreements entered into in 2007 between Columbia or CRB and any executive officers.
          During a recent review of its corporate, securities and compliance issues Columbia discovered evidence that it is presently not in compliance with NASD Rule 4350(i)(1)(A), which requires listed companies obtain shareholder approval prior to entry into an equity compensation arrangement with its officers and/or directors. Specifically, Columbia inadvertently issued equity compensation in excess of the number of shares authorized under Columbia’s Incentive Plan. On February 22, 2008, Columbia notified the Nasdaq of this violation, and the Nasdaq has made a preliminary indication that it will be issuing a letter of reprimand to Columbia.
          As a condition to the letter of reprimand, and in an effort to mitigate this violation, Columbia has obtained written waivers from each executive officer and director holding restricted stock and stock options pursuant to which such officer and/or director has waived his or her right to restricted stock and to exercise such options unless and until the shareholders of Columbia vote in favor of an increase in the number of shares authorized for issuance under the Incentive Plan to include the excess options as well as additional options to provide for future grants (see “Proposal Three: Amendment to Stock Incentive Plan.”) If the shareholders of Columbia fail to vote in favor of the increase, the executive officers and directors of Columbia will be deemed to have relinquished all right to restricted stock and options under the Incentive Plan. There are two sets of tables following this narrative disclosure which set forth the holdings of the named executive officers assuming Proposal Three is passed, and assuming Proposal Three is not passed.
          Death Benefit Compensation In connection with the retirement agreements outlined above, CRB purchased certain life insurance policies referred to as bank-owned life insurance (“BOLI.”) Through November 30, 2007, the Split Dollar Plan (“SDP”) allowed participants the right to designate a beneficiary of a pre-established portion of the death proceeds. The participants in the SDP were Messrs. Christensen, Spear, Ortega and Correa. CRB is the sole owner of the policies and was the beneficiary of death proceeds in excess of the participants’ share. Each participant had a tax liability for the imputed economic benefit on an annual basis, which is reported in the “Other Compensation” column of the ‘Summary Compensation Table.”
          As of November 30, 2007, the SDP was terminated for Messrs. Christensen, Spear, Ortega and Correa, along with their rights to name the beneficiary of a portion of the death proceeds. Simultaneously, the Executive Salary Continuation Agreement (“ESCA”) for each of these executives was amended to pay an additional taxable death benefit to the participants’ beneficiaries if death occurred during active employment with CRB. The additional ESCA death benefit amounts were set equal to the amounts provided by the SDP prior to its termination ($250,000 for Mr. Christensen and $165,000 for Messrs. Spear, Ortega and Correa.) The participants no longer incur a tax liability for an imputed economic benefit on an annual basis and CRB is now the sole owner and beneficiary of the BOLI policies on the lives of all executive officers who are, or will become, eligible under the plan.
          Severance Plan Severance plan benefits are contractually outlined and exist in the executives’ employment and salary continuation plan agreements. They provide for lump-sum payments and acceleration of salary continuation plan benefits. In addition, unvested equity compensation may fully vest in the event of termination. For purposes of this plan, a period of continuous full-time employment for six months or more in a calendar year shall count as a full calendar year. If, for any period, the executive officer has been employed simultaneously by Columbia or CRB and by one or more of its affiliates, such period shall count only once in determining the severance payment under this agreement. The severance payment will be paid in full within thirty (30) days of the date of the executive officer’s termination. The termination of an executive officer’s employment with Columbia or CRB shall constitute a tender by said executive officer of his or her resignation as an officer of Columbia or CRB and as a member of any Board of Directors or Board committees of Columbia, CRB or their affiliates if the executive officer is a member thereof at the time of the termination. If employment is terminated by the executive officer with cause or by Columbia or CRB without cause, the executive officer shall be paid all base salary and benefits accrued under the agreement as of the termination date. The executive officer shall also be entitled to a severance payment equal to the lesser of (1) four month’s base salary as of the date of termination multiplied by the number of full calendar years employee has been employed by Columbia or CRB, or its predecessors, or, (2) one month’s base salary as of the date of termination multiplied by twenty-four (24.)
          Change in Control Benefits A change in control results from a change of ownership in which a new management team will oversee Columbia’s day-to-day and long-term strategic plans. If a change in control should occur and the executive officer is retained by the new owner, there is a period of three years following such change in control in which the executive officer’s employment agreement remains in effect with respect to benefits associated with the change in control contract terms. If a change in control of Columbia occurs while employment agreements are in effect, executive officers shall have ninety (90) days following the date such change in control becomes effective to elect to terminate employment with Columbia or CRB with cause. If the executive officer elects to terminate, he or she shall receive all payments and benefits due them under their employment agreement. If an executive officer, following such change in control, is offered an executive officer position with the acquiring company with significant responsibility and compensation commensurate (and substantially equivalent to his or her previous compensation) with such responsibility, and the executive officer nonetheless elects to terminate his or her employment under the agreement, the executive officer shall be entitled to a maximum severance payment equal to one month’s base salary as of the date of termination multiplied by nine (9.)
In the event of a change in control, incentive compensation will be calculated as follows:
Annual Salary of Executive Officer x Percent of Payout (75% if CEO), (70% if President, CFO or CBO and 50% for all other Executives) x % of year completed as of the date of the buyout.

Example:
Executive Salary:	$100,000
% Payout:	50%
Merger Date:	September 30, or (75% of year completed)
$100,000 x 50% x 75% = $37,500, or the actual Incentive Compensation earned, whichever is greater.
          In addition, the three-year incentive compensation will be paid on a pro-rata basis or based on the actual amount earned, whichever is greater.
          Other Compensation Columbia and CRB provide executive officers with, and annually review, certain perquisites and personal benefits the Compensation Committee believes are in keeping with the overall compensation philosophy set forth by the Board of Directors. Other perquisites and benefits include company-provided vehicles and/or access to company automobiles with business-related mileage reimbursed at the current IRS rate, social, country club and gym memberships paid in part by Columbia and CRB and treated as taxable income to the executive officers, use of company cell phones with personal usage reimbursed to Columbia, and social outings for purposes of networking and public relations. Columbia and CRB also offer executive officers benefits on the same terms as other employees. Those benefits include medical, dental and life insurance as well as discounts on CRB products.
          Relocation benefits are also reimbursed and treated as taxable income as per IRS statutes; while most relocations follow the policy, some are negotiated on an individual basis. The purpose of this policy is to ensure executive officers and their families, as well as all other employees, are able to maintain an equal financial position as relates to their residential dwellings and out-of-pocket relocation-related expenses. In order to be eligible for the relocation benefit, all employees must meet the following criteria: the employee’s new principal workplace must be at least 50 miles from current workplace; the program may be used only once every two years from the date of the last relocation agreement, unless Columbia or CRB has requested the transfer, and the employee must remain in a relocated position for 12 months. If these conditions are not met, the employee will be required to repay a pro-rata share of the total amount paid in the package. All benefits are treated accordingly under IRS statutes as qualified and non-qualified expenses. Whenever possible, Columbia and CRB pay IRS-qualified moving expenses directly rather than by reimbursing the employee.

          The Compensation Committee believes that the programs for executive officer compensation serve the interests of Columbia’s shareholders by providing the motivation for executive officers to contribute to the overall long-term success and value of Columbia.
          This report is submitted by the outside directors of the Columbia Compensation Committee, consisting of Chairperson Richard E. Betz and Director-Nominees Dennis L. Carver and James J. Doran.
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” is passed and, therefore the executive officers and directors retain their right to vested and unvested restricted stock and to exercise options granted to them under Columbia Bancorp 1999 Stock Incentive Plan, as amended in 2002 (the “Incentive Plan.”)
SUMMARY COMPENSATION TABLE

								Change in
								Pension Value
						Non-Equity		and Nonqualified
						Incentive Plan		Deferred	All Other
		Salary	Bonus	Stock Awards	Option	Compensation		Compensation	Compensation
Name and Principal Position	Year	($) [1]	($) [2]	($) [3]	Awards ($) [4]	($)		Earnings ($) [11]	($)		Total ($)
Roger L. Christensen	2007	255,000	—	40,971	3,306	108,983	[5]	63,184	17,512	[12]	488,956
President and Chief Executive	2006	220,000	—	25,564	58,801	280,500	[6]	97,523	18,346		700,734
Officer of Columbia, Chief Executive Officer of CRB

Greg B. Spear	2007	169,250	—	41,460	1,322	65,371	[7]	31,852	121,646	[13]	430,901
Vice Chair and Chief Financial	2006	145,708	—	25,564	3,267	168,800	[8]	45,404	37,024		425,767
Officer of Columbia and CRB

Craig J. Ortega	2007	137,750	—	34,086	1,322	62,302	[9]	46,319	17,284	[14]	299,063
President of CRB	2006	127,125	—	25,564	3,267	121,880	[10]	85,419	16,000		379,255

R. Shane Correa	2007	136,250	—	38,455	1,322	62,218		27,600	19,962	[15]	285,807
Executive Vice President,	2006	125,292	—	25,564	3,267	119,700		35,357	59,801		368,981
Chief Banking Officer of CRB

Robert V. Card	2007	122,500	—	19,536	—	32,791		11,430	45,492	[16]	231,749
Executive Vice President,	2006	—	—	—	—	—		—	—		—
Director, Risk Management, of CRB

Christine M. Herb	2007	122,215	—	13,769	—	42,707		—	6,367	[17]	185,058
Executive Vice President,	2006	1,000	—	—	—	—		—	—		1,000
Chief Information Officer of CRB

(1)	Salary compensation includes only base wages for all named executive officers.

(2)	Columbia and CRB did not award any cash bonuses based on non-established performance targets in 2007 or 2006.

(3)	See footnote number four (4.)

(4)	The amounts disclosed in the “Stock Awards” and “Option Awards” columns are the dollar amounts recognized as the expense for equity awards for financial statement reporting purposes for the years ended December 31, 2007 and December 31, 2006, in accordance with Statement of Financial Accounting Standards No 123 (R), “Share-Based Payments” (SFAS 123(R).) This includes amounts related to awards granted in and prior to 2007 and 2006. Assumptions used in the calculation of these amounts are described in Note 2 of Columbia’s audited financial statements for the years ended December 31, 2007 and December 31, 2006, and are included in Columbia’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008 (2007 Annual Report) and March 15, 2007 (2006 Annual report.)

(5)	Non-equity incentive plan compensation earned in 2007, paid in 2008 includes deferred compensation in the amount of $27,246 for the bonus of Mr. Christensen.

(6)	Non-equity incentive plan compensation earned in 2006, paid in 2007 includes deferred compensation in the amount of $70,125 for the bonus of Mr. Christensen.

(7)	Non-equity incentive plan compensation earned in 2007, paid in 2008 includes deferred compensation in the amount of $9,806 for the bonus of Mr. Spear.

(8)	Non-equity incentive plan compensation earned in 2006, paid in 2007 includes deferred compensation in the amount of $16,880 for the bonus of Mr. Spear.

(9)	Non-equity incentive plan compensation earned in 2007, paid in 2008 includes deferred compensation in the amount of $15,575 for the bonus of Mr. Ortega.

(10)	Non-equity incentive plan compensation earned in 2006, paid in 2007 includes deferred compensation in the amount of $30,470 for the bonus of Mr. Ortega.

(11)	The values in this column represent for each individual the sum of the increase in present value of accumulated benefits under the Salary Continuation Plan (“SCP”) and the above-market or preferential interest credited under the Deferred Compensation Plan (“DCP”) for the years ending December 31, 2007 and December 31, 2006.

	2007 Change in	Above-Market
Executive	Pension Value (SCP) $	Earnings (DCP) $	Total ($)
Roger L. Christensen	57,190	5,994	63,184
Greg B. Spear	30,652	1,200	31,852
Craig J. Ortega	44,768	1,551	46,319
R. Shane Correa	27,600	—	27,600
Robert V. Card	11,430	—	11,430
Christine M. Herb	—	—	—

	2006 Change in	Above-Market
Executive	Pension Value (SCP) $	Earnings (DCP) $	Total ($)
Roger L. Christensen	93,642	3,881	97,523
Greg B. Spear	44,708	696	45,404
Craig J. Ortega	84,756	663	85,419
R. Shane Correa	35,357	—	35,357
Robert V. Card	—	—	—
Christine M. Herb	—	—	—

(12)	In 2007, includes $1,137 allocated under the ESOP; $4,111 in health insurance premiums paid; $9,000 in annual employer 401(k) contributions; $1,454 in country club dues; $290 in imputed income benefit under the Split Dollar Plan agreement and $1,520 in stock dividends for Mr. Christensen.

(13)	In 2007, includes $1,137 allocated under the ESOP; $4,111 in health insurance premiums paid; $9,000 in annual employer 401(k) contributions; $2,164 in country club dues; $109 in imputed income benefit under the Split Dollar Plan agreement and $1,440 in stock dividends for Mr. Spear. In September, 2006, CRB purchased the Oregon home of Mr. Spear as part of a relocation package approved by the Board of Directors in connection with Mr. Spear’s move to Vancouver, Washington. CRB paid $612,000 for the home in September, 2006 and sold the home in August, 2007. The purchase and subsequent sale of Mr. Spear’s home had total incremental costs to CRB of $103,685, which included, among other things, maintenance costs, realtor fees, closing costs and property taxes. Columbia included these incremental costs in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(14)	In 2007, includes $1,137 allocated under the ESOP; $4,111 in health insurance premiums paid; $9,000 in annual employer 401(k) contributions; $222 in imputed income benefit under the Split Dollar Plan agreement; $1,360 in stock dividends and $1,454 in country club dues for Mr. Ortega.

(15)	In 2007, includes $1,137 allocated under the ESOP; $4,111 in health insurance premiums paid; $9,000 in annual employer 401(k) contributions; $109 in imputed income benefit under the Split Dollar Plan agreement; $1,360 in stock dividends and $4,245 in country club dues for Mr. Correa.

(16)	In 2007, includes $940 allocated under the ESOP; $4,111 in health insurance premiums paid; $7,440 in annual employer 401(k) contributions and $580 in stock dividends for Mr. Card. He also received $16,000 in stipends for educational services provided to bank employees on credit-related subjects, and $16,421 under CRB’s relocation policy which was comprised of closing costs for Mr. Card’s Oregon and Washington homes related to his relocation to Vancouver, Washington.

(17)	In 2007, includes $678 allocated under the ESOP; $5,369 in annual employer 401(k) contributions and $320 in stock dividends for Ms. Herb.

          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” fails to pass and, therefore the executive officers and directors relinquish their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.
SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
						Non-Equity	and Nonqualified
						Incentive Plan	Deferred	All Other
			Bonus	Stock Awards	Option	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)	($) [1]	Awards ($) [1]	($)	Earnings ($)	($)	Total ($)
Roger L. Christensen	2007	255,000	—	—	—	108,983	63,184	17,512	444,679
President and Chief Executive	2006	220,000	—	—	50,634	280,500	97,523	18,346	667,003
Officer of Columbia, Chief Executive Officer of CRB

Greg B. Spear	2007	169,250	—	—	—	65,371	31,852	121,646	388,119
Vice Chair and Chief Financial	2006	145,708	—	—	—	168,800	45,404	37,024	396,936
Officer of Columbia and CRB

Craig J. Ortega	2007	137,750	—	—	—	62,302	46,319	17,284	263,655
President of CRB	2006	127,125	—	—	—	121,880	85,419	16,000	350,424

R. Shane Correa	2007	136,250	—	—	—	62,218	27,600	19,962	246,030
Executive Vice President,	2006	125,292	—	—	—	119,700	35,357	59,801	340,150
Chief Banking Officer of CRB

Robert V. Card	2007	122,500	—	—	—	32,791	11,430	45,492	212,213
Executive Vice President,	2006	—	—	—	—	—	—	—	—
Director, Risk Management, of CRB

Christine M. Herb	2007	122,215	—	—	—	42,707	—	6,367	171,289
Executive Vice President,	2006	1,000	—	—	—	—	—	—	1,000
Chief Information Officer of CRB

1)	Excludes expense related to shares of vested and unvested restricted stock and stock options, which have been conditionally waived by the named executive officers, pending shareholder approval of “Proposal Three: Amendment to Stock Option Plan.” However, because the shares of restricted stock were not conditionally waived until February 21, 2008, such shares were included in the salaries and benefits line item on Columbia’s Statement of Income for the years ended December 31, 2006 and December 31, 2007.
          On April 15, 2007, Columbia entered into an agreement with Roger L. Christensen, Columbia’s President and Chief Executive Officer, and CRB’s Chief Executive Officer. The agreement calls for a two-year employment term, expiring April 14, 2009. If Mr. Christensen terminates his employment without cause, or if his employment is terminated for cause, he is subject to non-competition provisions covering a defined geographic area, including any county in Oregon or Washington in which Columbia or any of its affiliates has a place of business at the time of termination, for one year following termination, and is liable for liquidated damages in the event he breaches these provisions. The non-competition provisions do not apply if Mr. Christensen terminates his employment within 90 days after a change of control of Columbia. If Mr. Christensen’s employment is terminated by him with cause or within 90 days after a change of control, or by Columbia without cause, he is entitled to all earned and unpaid base salary and benefits, plus a severance payment equal to the lesser of four month’s base salary as of the date of termination times the number of full calendar years of his employment by Columbia, or one month’s base salary as of the date of termination multiplied by twenty-four (24.) Mr. Christensen would receive no such severance payment if he terminates his employment without cause, or if Columbia terminates his employment with cause.
          On April 15, 2007, Columbia entered into an employment agreement with Greg B. Spear, Columbia and CRB’s Chief Financial Officer and Vice Chair. On the same date, CRB entered into employment agreements with Craig J. Ortega, CRB’s President, R. Shane Correa, CRB’s Chief Banking Officer, Robert V. Card, CRB’s Director of Risk Management and Christine M. Herb, CRB’s Chief Information Officer. The agreements provide for a two-year employment term for each named executive officer, expiring on April 14, 2009. All of the afore-mentioned agreements contain provisions relating to termination and non-competition which are similar in all material respects, other than with respect to base salary amounts, to those in the above-described employment agreement between Columbia and Mr. Christensen.

          All executive officers, including retirees, will be paid a performance-based incentive compensation bonus annually, on or by January 15, based on the outcomes of the prior calendar year’s goals for Columbia and CRB. If terminated, the individual will be paid incentive compensation to the date of termination, which will be calculated and paid out thirty (30) days after separation from Columbia or CRB. Executive officers who retire during the year will earn incentive compensation through their retirement date. If an executive officer is reassigned to a position with a different incentive compensation formula, payout will be calculated on a pro-rata basis.
          In 2007, Mr. Christensen and Mr. Spear were eligible to earn a percentage of their base salary as incentive compensation, based on the achievement of specific goals tied to (1) return on equity; (2) loan quality; (3) non-financial goals and (4) average asset growth. The performance-based compensation plan payout is also limited by floors and ceilings as outlined in the plan. Ceilings are set as follows: Executive officers can receive up to their current salary multiplied by a percentage of Salary Multiplier (as noted in “Change of Control Benefits” paragraph, under the incentive compensation calculation example), multiplied by 140% in all categories if ROE (Return on Equity) meets or exceeds 18%. This assumes executive officers have exceeded every individual goal. Floors for incentive payout are initiated when ROAE drops below 14.01%. Although performance measures and their relative weighting factors vary with each individual executive officer, incentive cash compensation for Messrs. Ortega, Correa and Card, and Ms. Herb is based on a similar quantitative formula as Messrs. Christensen and Spear, with two additional components: (1) average deposit growth and (2) average loan growth.
          An example of the 2007 Incentive Compensation Calculation with goals reaching target is described below:

			Deposit		Non-	Asset	Loan		% of
			Growth	Loan	Financial	Growth	Growth		Salary
Executive	Salary Base	ROE	Goal	Quality	Goals	Goals	Goals	Total	Eligible
Executive Officer	$137,000	15%	40%	25%	0%	0%	20%	100%	60%
Rate Multiplier		1.0	1.0	1.0	1.0	1.0	1.0	1.0
Year-End Incentive Bonus		$12,330	$32,880	$20,550	$—	$—	$16,440	$82,200
          In 2007, Mr. Christensen earned incentive cash compensation in the amount of $108,983, or 43% of his total base compensation of $255,000. Mr. Spear earned incentive cash compensation in the amount of $65,371, or 39% of his total base compensation of $169,250. Mr. Ortega earned incentive cash compensation of $62,302, or 45% of his total base compensation of $137,750; Mr. Correa earned incentive cash compensation in the amount of $62,218, or 46% of his base compensation of $136,250; Mr. Card earned incentive cash compensation of $32,791, or 27% of his base compensation of $122,500, and Ms. Herb earned incentive cash compensation of $42,707, or 35% of her base compensation of $122,215. For the year ended December 31, 2007, bonuses totaling $1,418,073 were earned by Company employees, including $374,372 earned by the named executive officers as a group.
          The components used to determine the three-year incentive payout were as follows:
Return on Equity: The year-end ROE (Return on Equity) for each year divided by three
Avg. Asset Growth: Asset Growth for each year divided by three
Avg. Loan Quality: Average Loan Quality for each year divided by three
Example of a 10% Bonus Calculation:
$100,000 (base salary of the first year measurement) x 10% = $10,000; this is provided all three criteria are met at the minimum level.
          As of December 31, 2007, neither Columbia nor CRB had employment contracts with any executive officers other than Messrs. Christensen, Spear, Ortega, Correa, Card, Devereux, Ms. Herb, Ms. Coburn and Ms. Millington Bhatti.

GRANTS OF PLAN-BASED AWARDS
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” is passed and, therefore the named executive officers retain their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity
		Incentive Plan Awards [1]			Incentive Plan Awards
										All Other Option	Exercise or	Grant Date
									All Other Stock	Awards: Number	Base Price	Fair Value of
									Awards: Numbers	of Securities	of Option	Stock and
	Grant							Grant	of Shares of Stock	Underlying	Awards	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Date	or Units (#) [2,3]	Option (#)	($/sh)	Awards [4]
Roger L. Christensen	1/15/09	94,079	220,000	298,000	—	—	—	4/30/07	3,000	—	—	61,860
Greg B. Spear	1/15/09	61,875	145,500	197,300	—	—	—	4/30/07	2,500	—	—	51,550
Craig J. Ortega	1/15/09	52,975	111,850	151,190	—	—	—	4/30/07	2,000	—	—	41,240
R. Shane Correa	1/15/09	54,433	111,550	150,890	—	—	—	4/30/07	2,000	—	—	41,240
Robert V. Card	1/15/09	19,094	53,125	74,735	—	—	—	4/30/07	2,000	—	—	41,240
Christine M. Herb	1/15/09	25,139	52,000	72,800	—	—	—	4/30/07	2,000	—	—	41,240

(1)	These columns indicate the range of estimated future payouts that may be earned in 2008 under Columbia River Bank’s Executive Officer Incentive Compensation Plan, which is described in the section titled “Performance Based Incentive Compensation” in the Compensation Discussion and Analysis. The threshold, target and maximum bonus payments based on 2008 performance and payable January 15, 2009, have been calculated based on the metrics outlined under the Summary Compensation Table narrative which discusses CRB’s Executive Officer Incentive Compensation Plan. Estimated bonuses for all payout scenarios are based on executive officer annual base compensation at March 3, 2008.

(2)	This column includes restricted stock awards pursuant to Columbia’s 1999 Stock Incentive Plan, as amended in 2002, however, this plan is not tied to specific performance criteria.

(3)	On April 30, 2007, 3,000 shares of restricted stock were granted to Mr. Christensen; 2,500 shares were granted to Mr. Spear and 2,000 shares granted to Messrs. Ortega, Correa and Card, and Ms. Herb.

(4)	Columbia will pay dividends on the restricted stock. In 2007, Mr. Christensen received $1,520 on unvested restricted stock, while Mr. Spear received $1,440, Messrs. Ortega and Correa received $1,360, Mr. Card received $580 and Ms. Herb received $320; all dividends are included in the “All Other Compensation” column of the “Summary Compensation Table.”
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” fails to pass and, therefore the named executive officers relinquish their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.
GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity
		Incentive Plan Awards			Incentive Plan Awards
										All Other Option	Exercise or	Grant Date
									All Other Stock	Awards: Number	Base Price	Fair Value of
									Awards: Numbers	of Securities	of Option	Stock and
	Grant							Grant	of Shares of Stock	Underlying	Awards	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Date	or Units (#)	Option (#)	($/sh)	Awards
Roger L. Christensen	1/15/09	94,079	220,000	298,000	—	—	—		—	—	—
Greg B. Spear	1/15/09	61,875	145,500	197,300	—	—	—		—	—	—
Craig J. Ortega	1/15/09	52,975	111,850	151,190	—	—	—		—	—	—
R. Shane Correa	1/15/09	54,433	111,550	150,890	—	—	—		—	—	—
Robert V. Card	1/16/09	19,094	53,125	74,735	—	—	—		—	—	—
Christine M. Herb	1/17/09	25,139	52,000	72,800	—	—	—		—	—	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” is passed and, therefore the named executive officers retain their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

	Option Awards					Stock Awards
			Equity Incentive Plan					Equity Incentive Plan	Awards: Market or
	Number of	Number of	Awards: Number of			Number of	Market Value	Awards: Number of	Payout Value of
	Securities	Securities	Securities Underlying			Shares or	of Shares or	Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Unexercised	Option	Option	Units of Stock	Units of Stock	Units, or Other Rights	Units, or Other Rights
	Options (#)	Options (#)	Unearned Options (#)	Exercise	Expiration	That Have Not	That Have Not	That Have Not	That Have Not Vested
Name	Exercisable	Unexercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	($)
Roger L. Christensen	13,052	—	—	5.99	2/15/2011	4,150	68,558	—	—
	42,537	—	—	8.15	12/20/2011
	6,048	—	—	12.32	12/30/2012
	12,098	—	—	12.40	1/2/2013
	8,800	2,200	—	15.85	1/2/2014
	5,499	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

Greg B. Spear	17,000	—	—	8.15	12/20/2011	3,750	61,950	—	—
	3,630	—	—	12.32	12/30/2012
	5,445	—	—	12.40	1/2/2013
	3,520	880	—	15.85	1/2/2014
	2,200	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

Craig J. Ortega	2,662	—	—	5.68	1/3/2010	3,350	55,342	—	—
	2,662	—	—	5.99	2/15/2011
	26,940	—	—	8.15	12/20/2011
	3,630	—	—	12.32	12/30/2012
	5,445	—	—	12.40	1/2/2013
	3,520	880	—	15.85	1/2/2014
	2,200	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

R. Shane Correa	2,178	—	—	5.99	2/15/2011	3,350	55,342	—	—
	2,178	—	—	12.32	12/30/2012
	3,520	880	—	15.85	1/2/2014
	2,200	—	—	16.44	1/31/2015
	5,500	—	—	19.86	11/17/2015

Robert V. Card	1,960	—	—	12.32	12/30/2012	2,038	33,668	—	—

Christine M. Herb	1,100	—	—	16.44	1/31/2015
	—	—	—	—	—	1,600	26,432	—	—
          Generally, option grants vest immediately and expire ten years from the date of the grant. However, on January 2, 2004, a grant was awarded to Messrs. Christensen, Spear, Ortega and Correa which vested 20% on the date of the grant, and 20% per year for four years from the date of the grant. These options expire in 2014. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant. Awards are exercisable at the discretion of the named executives.
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” fails to pass and, therefore the named executive officers relinquish their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Equity Incentive Plan
			Equity Incentive Plan					Equity Incentive Plan	Awards: Market or
	Number of	Number of	Awards: Number of			Number of	Market Value	Awards: Number of	Payout Value of
	Securities	Securities	Securities Underlying			Shares or	of Shares or	Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Unexercised	Option	Option	Units of Stock	Units of Stock	Units, or Other Rights	Units, or Other
	Options (#)	Options (#)	Unearned Options (#)	Exercise	Expiration	That Have Not	That Have Not	That Have Not	That Have Not Vested
Name	Exercisable	Unexercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	($)
Roger L. Christensen	—	—	—	—		—	—	—	—
Greg B. Spear	—	—	—	—		—	—	—	—
Craig J. Ortega	—	—	—	—		—	—	—	—
R. Shane Correa	—	—	—	—		—	—	—	—
Robert V. Card	—	—	—	—		—	—	—	—
Christine M. Herb	—	—	—	—		—	—	—	—
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” is passed and, therefore the named executive officers retain their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.
OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
	Number of			Number of
	Shares Acquired	Value Realized		Shares Acquired		Value Realized
Name	on Exercise (#)	on Exercise ($)		on Vesting (#)		on Vesting ($)
Roger L. Christensen	—	—		1,550	[2]	29,029	[8]
Greg B. Spear	—	—		1,450	[3]	26,967	[9]
Craig J. Ortega	1,573	31,775	[1]	1,350	[4]	24,905	[10]
R. Shane Correa	—	—		1,350	[5]	24,905	[11]
Robert V. Card	429	7,984	[1]	637	[6]	12,404	[12]
Christine M. Herb	—	—		400	[7]	8,248	[13]

(1)	Includes 1,573 shares with net proceeds of $31,775 exercised on January 9, 2007 by Mr. Ortega, and 429 shares with net proceeds of $7,984 exercised on February 12, 2007 by Mr. Card.

(2)	Includes 600 shares vested on April 30, 2007; 400 shares vested on August 1, 2007 and 550 shares vested on November 17, 2007, by Mr. Christensen.

(3)	Includes 500 shares vested on April 30, 2007; 400 shares vested on August 1, 2007 and 550 shares vested on November 17, 2007 by Mr. Spear.

(4)	Includes 400 shares vested on April 30, 2007; 400 shares vested on August 1, 2007 and 550 shares vested on November 17, 2007 by Mr. Ortega.

(5)	Includes 400 shares vested on April 30, 2007; 400 shares vested on August 1, 2007 and 550 shares vested on November 17, 2007 by Mr. Correa.

(6)	Includes 400 shares vested on April 30, 2007; 100 shares vested on August 1, 2007 and 137 shares vested on November 17, 2007 by Mr. Card.

(7)	Includes 400 shares vested on April 30, 2007 by Ms. Herb.

(8)	Includes $12,372 in realized value on the 600 shares vested on April 30, 2007; $7,516 on the 400 shares vested on August 1, 2007 and $9,141 on the 550 shares vested on November 17, 2007, for Mr. Christensen.

(9)	Includes $10,310 in realized value on the 500 shares vested on April 30, 2007; $7,516 on the 400 shares vested on August 1, 2007 and $9,141 on the 550 shares vested on November 17, 2007, for Mr. Spear.

(10)	Includes $8,248 in realized value on the 400 shares vested on April 30, 2007; $7,516 on the 400 shares vested on August 1, 2007 and $9,141 on the 550 shares vested on November 17, 2007, for Mr. Ortega.

(11)	Includes $8,248 in realized value on the 400 shares vested on April 30, 2007; $7,516 on the 400 shares vested on August 1, 2007 and $9,141 on the 550 shares vested on November 17, 2007, for Mr. Correa.

(12)	Includes $8,248 in realized value on the 400 shares vested on April 30, 2007; $1,879 on the 100 shares vested on August 1, 2007 and $2,277 on the 137 shares vested on November 17, 2007 by Mr. Card.

(13)	Includes $8,248 in realized value on the 400 shares vested on April 30, 2007 for Ms. Herb.

          On December 31, 2007, the closing sales price of Columbia’s stock was $16.52. For purposes of the foregoing table, stock options with an exercise price less than that amount are deemed “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.
          The following table assumes that “Proposal Three: Amendment to Stock Incentive Plan” below fails to pass and, therefore the named executive officers relinquish their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
Roger L. Christensen	—	—	—	—
Greg B. Spear	—	—	—	—
Craig J. Ortega	1,573	31,775	—	—
R. Shane Correa	—	—	—	—
Robert V. Card	429	7,984	—	—
Christine M. Herb	—	—	—	—
Equity Compensation Plan Summary
EQUITY COMPENSATION INFORMATION
          The following table shows the status of option grants under Columbia’s stock incentive plan as of December 31, 2007 and assumes that “Proposal Three: Amendment to Stock Incentive Plan” is passed and, therefore the named executive officers retain their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

Number of securities
remaining available for
	Number of securities to be		future issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	444,594	$11.96	229,357

Equity compensation plans not approved by security holders	—	$—	—
               The following table shows the status of option grants under Columbia’s stock incentive plan as of December 31, 2007 and assumes that “Proposal Three: Amendment to Stock Incentive Plan” fails to pass and, therefore the named executive officers relinquish their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

EQUITY COMPENSATION INFORMATION

Number of securities
remaining available for
	Number of securities to be		future issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	444,594	$11.96	—
PENSION BENEFITS TABLE

				Payments
				During
		Number of	Present	Last
		Years	Value of	Fiscal
		Credited	Accumulated Benefit	Year
Name	Plan Name	Service (#) [1]	($) [2]	($)
Roger L. Christensen	Salary Continuation Agreement	—	351,850	—
Greg B. Spear	Salary Continuation Agreement	—	175,692	—
Craig J. Ortega	Salary Continuation Agreement	—	301,988	—
R. Shane Correa	Salary Continuation Agreement	—	117,722	—
Robert V. Card	Salary Continuation Agreement	—	26,430	—
Christine M. Herb	Salary Continuation Agreement	—	—	—

(1)	Number of Years Credited Service has no bearing on CRB’s calculation of benefit.

(2)	Current present value of accumulated benefit is derived using the following discount rates: 5.9 % for Messrs. Christensen and Ortega; 6.0% for Messrs. Spear and Correa and 5.8% for Mr. Card. Calculations assume all individuals remain employed to their normal retirement age. Salary Continuation payments are not available as a lump sum.
          Columbia River Bank adopted a Salary Continuation Plan (“SCP”) for selected executive officers, providing a non-qualified, unfunded plan designed to provide participants with a 20-year income payment beginning at age 62 (normal retirement age) for Messrs. Christensen, Spear, Ortega and Correa, and age 65 for Mr. Card. Ms. Herb was not eligible for inclusion in the plan in the last fiscal year. Vested benefits accrue according to a fixed schedule unique to each individual, with the ultimate benefit dependent only upon the timing of, and reason for, termination of employment with Columbia or CRB. If termination occurs on or after normal retirement age, the initial annual benefits payable are $94,006, $88,598, $75,395, $72,000 and $18,000 for Messrs. Christensen, Spear, Ortega, Correa and Card, respectively. Normal retirement benefits increase 3% annually during the 20-year certain payment period. Reduced benefits are available upon termination prior to normal retirement age; however, other than termination by reason of death or disability, payments will not commence prior to normal retirement age. Additionally, if a participant terminates employment for reasons other than death or disability prior to early retirement age (age 62 for Mr. Card, age 55 for the other named executives), the benefit will not increase 3% annually, but will remain level throughout the 20-year payment period. Executive officers may also receive a lump sum death benefit as previously described in the Death Benefit Compensation paragraph under the Compensation Discussion and Analysis.

NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
		Executive	Registrant	Aggregate	Withdrawals/	Aggregate
		Contribution in	Contributions	Earnings in	Distributions in	Balance at
Name and Principal Position	Year	Last FY ($) [1]	in Last FY ($)	Last FY ($) [2]	Last FY ($)	Last FY ($) [3]
Roger L. Christensen	2007	70,125	—	20,018	—	261,403
President and Chief Executive Officer of Columbia, Chief Executive Officer of CRB

Greg B. Spear	2007	16,880	—	3,960	—	51,715
Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Columbia and CRB

Craig J. Ortega	2007	30,470	—	4,970	—	64,938
President of CRB

R. Shane Correa	2007	—	—	—	—	—
Executive Vice President, Chief Banking Officer of CRB

Christine M. Herb	2007	—	—	—	—	—
Executive Vice President, Chief Information Officer

(1)	Voluntary deferred compensation contributions under CRB’s Non-Qualified Plan were made in 2007 by Messrs. Christensen, Spear and Ortega in accordance with the plan document; each of the executives deferred a pre-determined percentage of their incentive compensation earned in 2006, and paid in 2007. The amounts reported in this column were also reported as compensation in the “Summary Compensation” table for the year 2006.

(2)	The aggregate earnings in 2007 for Messrs. Christensen, Spear and Correa are comprised of the interest calculated on the deferred compensation at a rate of 8% per annum, compounded monthly. The above-market or preferential portion of earnings reported in this column is also reported in the “Summary Compensation” table as follows: $5,994 for Mr. Christensen, $1,200 for Mr. Spear and $1,551 for Mr. Ortega.

(3)	The following table provides information about the amounts reported in this column which are disclosed in the “Summary Compensation” table for this year (footnote number 11, “Above-Market Earnings (DCP)”) and amounts previously reported in the “Summary Compensation” table in prior years.

		Previous Years
Executive	2007 ($)	($)	Total ($)
Roger L. Christensen	5,994	214,646	220,640
Greg B. Spear	1,200	42,680	43,880
Craig J. Ortega	1,551	54,912	56,463
R. Shane Correa	—	—	—
Robert V. Card	—	—	—
Christine M. Herb	—	—	—
          CRB offers a non-qualified Deferred Compensation Plan to selected executive officers. The plan is voluntary and allows the participant to defer a portion of their annual incentive compensation, which accrues interest at an annual rate of 8% compounded monthly. Other than upon termination of employment due to death or disability where benefits commence the month following termination, participants are eligible to begin distribution at the later of age 55 (normal retirement age) or termination of employment and receive equal monthly payments over a 20-year period. If the participant voluntarily terminates employment before normal retirement age for reasons other than disability or a change in control of Columbia, interest after termination accrues at an annual rate of 4% compounded monthly until all benefits are paid. If the participant is involuntarily terminated before normal retirement age for reasons other than disability or a change in control of Columbia, interest after termination accrues at an annual rate of 6% compounded monthly until all benefits are paid. If the participant terminates employment after normal retirement age or terminates employment due to death, disability or change in control of Columbia, interest after termination accrues at an annual rate of 8% compounded monthly until all benefits are paid. The plan participants are considered unsecured creditors of the Bank for payment of benefits under the Plan.

POST-EMPLOYMENT PAYMENTS
               The following table sets forth potential post-employment payments which the named executive officers would have received under certain circumstances if their employment terminated as of December 31, 2007. The amounts disclosed assume the triggering event(s) occurred on the last business day of last fiscal year (December 31, 2007) and the price per share of Columbia’s stock was the closing market price as of that day ($16.52 per share.) The table also assumes that “Proposal Three: Amendment to Stock Incentive Plan” is passed and, therefore the named executive officers retain their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

POTENTIAL POST-EMPLOYMENT PAYMENTS

		Increase
	Lump Sum	(Decrease) in	Acceleration of		Total
	Severance	Present Value of	Continuation of Equity	Performance	Termination
Named Executive Officer	Payment	Pension Benefit [1]	Awards [2]	Bonus	Benefits
Roger L. Christensen
* Voluntary Retirement	—	(7,232)	—	108,984	$101,752
* Disability	—	(16,304)	—	108,984	$92,680
* Death	—	1,323,194	—	108,984	$1,432,178
* Voluntary Termination without cause	—	(7,232)	—	108,984	$101,752
* Termination without cause	520,000	(7,232)	—	108,984	$621,752
* Termination with cause	—	(351,850)	—	108,984	$(242,866)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	520,000	252,754	1,581,526	108,984	$2,463,264
* Involuntary Termination without cause as a result of CIC	520,000	252,754	1,581,526	108,984	$2,463,264
* Voluntary Termination as a result of CIC	195,000	252,754	1,581,526	108,984	$2,138,264
Greg B. Spear
* Voluntary Retirement	—	(3,458)	—	65,371	$61,913
* Disability	—	(33,022)	—	65,371	$32,349
* Death	—	1,320,986	—	65,371	$1,386,357
* Voluntary Termination without cause	—	(3,458)	—	65,371	$61,913
* Termination without cause	370,000	(3,458)	—	65,371	$431,913
* Termination with cause	—	(175,692)	—	65,371	$(110,321)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	370,000	126,668	630,651	65,371	$1,192,690
* Involuntary Termination without cause as a result of CIC	370,000	126,668	630,651	65,371	$1,192,690
* Voluntary Termination as a result of CIC	138,750	126,668	630,651	65,371	$961,440
Craig J. Ortega
* Voluntary Retirement	—	(6,207)	—	62,301	$56,094
* Disability	—	(8,569)	—	62,301	$53,732
* Death	—	1,005,930	—	62,301	$1,068,231
* Voluntary Termination without cause	—	(6,207)	—	62,301	$56,094
* Termination without cause	281,000	(6,207)	—	62,301	$337,094
* Termination with cause	—	(301,988)	—	62,301	$(239,687)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	281,000	217,929	882,812	62,301	$1,444,042
* Involuntary Termination without cause as a result of CIC	281,000	217,929	882,812	62,301	$1,444,042
* Voluntary Termination as a result of CIC	105,375	217,929	882,812	62,301	$1,268,417
R. Shane Correa
* Voluntary Retirement	—	(2,317)	—	62,218	$59,901
* Disability	—	(21,451)	—	62,218	$40,767
* Death	—	1,129,479	—	62,218	$1,191,697
* Voluntary Termination without cause	—	(2,317)	—	62,218	$59,901
* Termination without cause	281,000	(2,317)	—	62,218	$340,901
* Termination with cause	—	(117,722)	—	62,218	$(55,504)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	281,000	108,009	271,853	62,218	$723,080
* Involuntary Termination without cause as a result of CIC	281,000	108,009	281,853	62,218	$733,080
* Voluntary Termination as a result of CIC	105,375	108,009	271,853	62,218	$547,455
Robert V. Card
* Voluntary Retirement	—	(26,430)	—	32,791	$6,361
* Disability	—	1,106	—	32,791	$33,897
* Death	—	248,777	—	32,791	$281,568
* Voluntary Termination without cause	—	(26,430)	—	32,791	$6,361
* Termination without cause	250,000	(566)	—	32,791	$282,225
* Termination with cause	—	(26,430)	—	32,791	$6,361
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	250,000	98,578	50,551	32,791	$431,920
* Involuntary Termination without cause as a result of CIC	250,000	98,578	50,551	32,791	$431,920
* Voluntary Termination as a result of CIC	93,750	98,578	50,551	32,791	$275,670
Christine M. Herb
* Voluntary Retirement	—	—	—	42,707	$42,707
* Disability	—	—	—	42,707	$42,707
* Death	—	—	—	42,707	$42,707
* Voluntary Termination without cause	—	—	—	42,707	$42,707
* Termination without cause	43,333	—	—	42,707	$86,040
* Termination with cause	—	—	—	42,707	$42,707
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	43,333	—	—	42,707	$86,040
* Involuntary Termination without cause as a result of CIC	43,333	—	—	42,707	$86,040
* Voluntary Termination as a result of CIC	97,500	—	—	42,707	$140,207

(1)	This column represents the increase (decrease) in the present value of pension benefits above (below) the value reported in the Pension Benefits Table if the termination event had occurred on December 31, 2007.

(2)	This column represents the value of all outstanding shares, the vesting of which would have been accelerated if the termination event had occurred on December 31, 2007. Value is based on the closing market price of $16.52 as of that day.
          The following table assumes that “Proposal Three: Amendment to Incentive Stock Plan” fails to pass and, therefore the named executive officers relinquish their right to vested and unvested restricted stock and to exercise options granted to them under the Incentive Plan.

POTENTIAL POST-EMPLOYMENT PAYMENTS

		Increase
	Lump Sum	(Decrease) in	Acceleration of		Total
	Severance	Present Value of	Continuation of Equity	Performance	Termination
Named Executive Officer	Payment	Pension Benefit	Awards	Bonus	Benefits
Roger L. Christensen
* Voluntary Retirement	—	(7,232)	—	108,984	$101,752
* Disability	—	(16,304)	—	108,984	$92,680
* Death	—	1,323,194	—	108,984	$1,432,178
* Voluntary Termination without cause	—	(7,232)	—	108,984	$101,752
* Termination without cause	520,000	(7,232)	—	108,984	$621,752
* Termination with cause	—	(351,850)	—	108,984	$(242,866)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	520,000	252,754	—	108,984	$881,738
* Involuntary Termination without cause as a result of CIC	520,000	252,754	—	108,984	$881,738
* Voluntary Termination as a result of CIC	195,000	252,754	—	108,984	$556,738
Greg B. Spear
* Voluntary Retirement	—	(3,458)	—	65,371	$61,913
* Disability	—	(33,022)	—	65,371	$32,349
* Death	—	1,320,986	—	65,371	$1,386,357
* Voluntary Termination without cause	—	(3,458)	—	65,371	$61,913
* Termination without cause	370,000	(3,458)	—	65,371	$431,913
* Termination with cause	—	(175,692)	—	65,371	$(110,321)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	370,000	126,668	—	65,371	$562,039
* Involuntary Termination without cause as a result of CIC	370,000	126,668	—	65,371	$562,039
* Voluntary Termination as a result of CIC	138,750	126,668	—	65,371	$330,789
Craig J. Ortega
* Voluntary Retirement	—	(6,207)	—	62,301	$56,094
* Disability	—	(8,569)	—	62,301	$53,732
* Death	—	1,005,930	—	62,301	$1,068,231
* Voluntary Termination without cause	—	(6,207)	—	62,301	$56,094
* Termination without cause	281,000	(6,207)	—	62,301	$337,094
* Termination with cause	—	(301,988)	—	62,301	$(239,687)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	281,000	217,929	—	62,301	$561,230
* Involuntary Termination without cause as a result of CIC	281,000	217,929	—	62,301	$561,230
* Voluntary Termination as a result of CIC	105,375	217,929	—	62,301	$385,605
R. Shane Correa
* Voluntary Retirement	—	(2,317)	—	62,218	$59,901
* Disability	—	(21,451)	—	62,218	$40,767
* Death	—	1,129,479	—	62,218	$1,191,697
* Voluntary Termination without cause	—	(2,317)	—	62,218	$59,901
* Termination without cause	281,000	(2,317)	—	62,218	$340,901
* Termination with cause	—	(117,722)	—	62,218	$(55,504)
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	281,000	108,009	—	62,218	$451,227
* Involuntary Termination without cause as a result of CIC	281,000	108,009	—	62,218	$451,227
* Voluntary Termination as a result of CIC	105,375	108,009	—	62,218	$275,602
Robert V. Card
* Voluntary Retirement	—	(26,430)	—	32,791	$6,361
* Disability	—	1,106	—	32,791	$33,897
* Death	—	248,777	—	32,791	$281,568
* Voluntary Termination without cause	—	(26,430)	—	32,791	$6,361
* Termination without cause	250,000	(566)	—	32,791	$282,225
* Termination with cause	—	(26,430)	—	32,791	$6,361
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	250,000	98,578	—	32,791	$381,369
* Involuntary Termination without cause as a result of CIC	250,000	98,578	—	32,791	$381,369
* Voluntary Termination as a result of CIC	93,750	98,578	—	32,791	$225,119
Christine M. Herb
* Voluntary Retirement	—	—	—	42,707	$42,707
* Disability	—	—	—	42,707	$42,707
* Death	—	—	—	42,707	$42,707
* Voluntary Termination without cause	—	—	—	42,707	$42,707
* Termination without cause	43,333	—	—	42,707	$86,040
* Termination with cause	—	—	—	42,707	$42,707
* Voluntary Termination due to Change in Duties or Demotion as a result of Change in Control (CIC)	43,333	—	—	42,707	$86,040
* Involuntary Termination without cause as a result of CIC	43,333	—	—	42,707	$86,040
* Voluntary Termination as a result of CIC	97,500	—	—	42,707	$140,207

          In the event of a change in control of Columbia, executive officers are entitled to the change in control benefits outlined above under “Compensation Discussion and Analysis — Change of Control Benefits.” Executive officers are also entitled to severance compensation as outlined above under “Compensation Discussion and Analysis — Severance Plan.” In addition, the executive officers are entitled to certain pension benefits which are outlined above in the “Pension Benefits” and “Outstanding Equity Awards at Fiscal Year-End” tables.
          Vested accrued benefits for the Salary Continuation Plan (“SCP”) as of December 31, 2007, were $56,115, $45,537, $45,916, $29,925 and $0 for Messrs. Christensen, Spear, Ortega, Correa and Card, respectively. If Mr. Card terminates employment voluntarily prior to his attainment of age 62 (his early retirement age), he will forfeit all benefits under the SCP. Had Mr. Card been involuntarily terminated without cause as of December 31, 2007, he would have been vested in an annual benefit equal to $3,252, payable for 20 years at age 65. None of the named executive officers were eligible for early retirement as of December 31, 2007, and as such, if termination had occurred on that date the benefit would commence at normal retirement age and remain level for 20 years. Enhanced benefits are payable upon termination of employment within three years following a change in control. Had a change in control occurred on December 31, 2007, followed by the termination of each named executive officer, the maximum benefit payable for 20 years commencing at normal retirement age would have been $98,449, $79,941, $80,710, $58,533 and $15,723 for Messrs. Christensen, Spear, Ortega, Correa and Card, respectively. Change in control benefits are subject to reduction to the extent the enhanced value due to change in control would cause any payment to be deemed a parachute payment under IRC §280G.
          Additionally, an acceleration of vesting of options shall occur immediately upon termination of an executive officer due to a change in control of Columbia. In the event of retirement or general termination, the executive officer may exercise options or stock appreciation rights at any time prior to their expiration date, or the expiration of ninety (90) days after the date of termination, whichever is the shorter period. If an executive officer’s employment is terminated due to death or disability, any option or stock appreciation rights held by the executive officer may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares the executive officer was entitled to exercise, or (b) the number of remaining shares for which the executive officer would have been entitled to exercise if such options had been 50% exercisable on the termination date.
          Performance bonuses paid under CRB’s Incentive Compensation Plan agreement are earned during the prior fiscal year and paid on or by January 15 of the next fiscal year, as outlined above under “Compensation Discussion and Analysis — Performance-Based Incentive Compensation”, and disclosed in the “Summary Compensation” table under “Non-Equity Incentive Plan Compensation.” In the event the named executive officers had terminated their employment with Columbia or CRB for any reason on December 31, 2007, each would have received the full incentive compensation accrued during the year and payable on January 15, 2008, as per all employment agreements and company plans.
DIRECTOR COMPENSATION

					Change in Pension
				Non-Equity	Value and
	Fees Earned			Incentive Plan	Nonqualified Deferred	All Other
	or Paid in	Stock Awards	Option Awards	Compensation	Compensation	Compensation
Name	Cash ($)	($)	($)	($)	Earnings ($)	($)	Total ($)
Charles F. Beardsley	27,400	—	—	—	—	—	27,400
Richard E. Betz	24,400	—	—	—	—	—	24,400
William A. Booth	28,450	—	—	—	—	—	28,450
Lori R. Boyd	23,400	—	—	—	—	—	23,400
Dennis L. Carver	19,700	—	—	—	—	—	19,700
Terry L. Cochran	17,900	—	—	—	—	54,423 [1]	72,323
James J. Doran	25,600	—	—	—	—	—	25,600
Jean S. McKinney	24,500	—	—	—	—	—	24,500
Donald T. Mitchell	24,850	—	—	—	—	—	24,850

(1)	Final payment of post-employment agreement between Mr. Cochran and CRB.

          The above table excludes amounts paid to Director Terry L. Cochran in connection with a hold harmless agreement with Columbia. These sums include $25,000 paid in January, 2007 and $25,000 paid in January, 2008.
          The CRB Chairperson is paid an attendance fee of $2,200 for each regular monthly meeting of the Board. Each outside CRB Director is paid an attendance fee of $1,800 for each regular monthly meeting of the CRB Board. Each CRB Director also receives $350 for each meeting attended of any committee of the Board to which the Director belongs. Audit Committee members are paid $400 for each meeting. Columbia does not pay any separate attendance fees to its Directors. Directors who are employees of Columbia or CRB received no Director’s fees or other special remuneration for service as a Director on any Board. Total Director compensation for CRB meetings in 2007 was $216,200.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Certain Directors, executive officers and principal shareholders of Columbia, members of their immediate families, and business entities with which they are affiliated, are parties to transactions with Columbia, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2007, the aggregate outstanding amount of all loans to executive officers, Directors, principal shareholders and companies with which they are affiliated was $7.0 million, which represented approximately 6.8% of Columbia’s consolidated shareholders’ equity at that date. All such loans are currently in good standing, and are being paid in accordance with their terms.
          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and Directors of Columbia and all persons who beneficially own more than 10% of Columbia’s common stock file an initial report of their ownership of Columbia’s securities on Form 3 and report changes in their ownership of Columbia’s securities on Form 4 or Form 5. These filings must be made with the United States Securities and Exchange Commission with a copy sent to Columbia. Based solely on its review of copies of these reports and representations of such reporting persons, Columbia believes during fiscal 2007, such SEC filing requirements were satisfied.
Report of the Compensation/Human Resources Committee
          The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
          This report is submitted by the Columbia Compensation Committee consisting of Chairperson Richard E. Betz and Director-Nominees Dennis L. Carver and James J. Doran.
Report of the Audit/Examination Committee
          The Audit/Examination Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and the independent auditors, Moss Adams LLP. The Audit/Examination Committee also reviewed the scope, conduct and results of the audit performed by Moss Adams LLP, including the matters required for discussion by Statement of Auditing Standards No. 61. The Audit/Examination Committee reviewed the written disclosures regarding the independence of Moss Adams LLP contained in its letter to the Audit/Examination Committee as required by Independence Standards Board Standard No. 1.
          Based on the above, the Audit/Examination Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The activities of the Audit/Examination Committee are governed by its charter
          This report is submitted by the Columbia Audit/Examination Committee, consisting of Chairperson Jean S. McKinney, Lori R. Boyd and Director-Nominee Donald T. Mitchell.
Code of Ethics
          The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including Columbia’s principal executive officer, principal financial officer and principal accounting officer) and financial personnel, known as the Code of Ethics Policy. The Code of Ethics Policy is available on Columbia’s website at www.columbiabancorp.com. The contents of our website are not filed or furnished with this proxy statement nor are they incorporated by reference into this or any of our other filings with the Securities and Exchange Commission. Shareholders may request a free copy of the Code of Ethics Policy from Columbia, Attn: Investor Relations, PO Box 1050, The Dalles, Oregon 97058.
PRINCIPAL AUDITOR FEES AND SERVICES
          Moss Adams LLP, independent auditors, was selected by the Audit/Examination Committee of the Board of Directors to conduct an audit of Columbia’s financial statements and work in compliance with Sarbanes-Oxley for the year ended December 31, 2007. Audit services provided by Moss Adams LLP for the year ended 2007 included the examination of Columbia’s consolidated financial statements and the review of materials used in various filings with the United States Securities and Exchange Commission. A representative of Moss Adams LLP will be in attendance at the annual meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.
          The Audit/Examination Committee of the Board of Directors approved the audit and non-audit services provided to Columbia prior to their being rendered.
          The following table shows the fees paid or accrued by Columbia for the audit and other services provided by Moss Adams LLP for the fiscal years 2007 and 2006.

	2007	2006
Audit Fees (1)	$290,500	$266,320
Audit-Related Fees (2)	36,118	3,800
Tax Fees (3)	3,470	24,161
All Other Fees (4)	1,905	9,230

Total	$331,993	$303,511

(1)	Audit fees represent fees for professional services provided in connection with the audit of Columbia’s financial statements, review of the quarterly financial statements, audit services provided in connection with our statutory or regulatory filings and the audit of management’s report on the effectiveness of Columbia’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consist primarily of fees for consultation regarding financial accounting matters.

(3)	Tax fees consist primarily of fees for professional services provided for tax compliance and tax advice.

(4)	All other fees consist primarily of fees for assistance with business planning strategies and performance measurement consulting.
          The Audit/Examination Committee considered whether the provision of these services by Moss Adams LLP is compatible with maintaining Moss Adams LLP’s independence. Moss Adams LLP performed no information systems design or implementation services for Columbia in 2007.

PROPOSALS OF SHAREHOLDERS
          Shareholders may present matters for consideration at any annual meeting of Columbia. Shareholders are reminded that under Article VII of the Articles of Incorporation of Columbia, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless the Board of Directors permits otherwise, any business, including nominations of directors, may be properly brought before an annual shareholders meeting by a shareholder only upon the shareholder’s timely notice in writing to Columbia’s Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Columbia not later than the close of business on the tenth (10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders. Therefore, for the 2008 Annual Meeting, the notice would have to be received on or before March 24, 2008.
          The notice provided by the shareholder must set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Columbia which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Columbia which are beneficially owned by such person, (d) the proposed nominee’s written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.
          With respect to proposals to be considered at the 2009 annual meeting of shareholders, if a shareholder wishes to present a proposal at that annual meeting and also wishes to have the proposal included in Columbia’s official proxy statement for the annual meeting, the written notice of proposal must be submitted to Columbia, Attn: Corporate Secretary, PO Box 1050, The Dalles, Oregon 97058, no later than November 10, 2008.
INFORMATION AVAILABLE TO SHAREHOLDERS
          Columbia’s 2007 Annual Report is being mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report and Columbia’s Form 10-K (when available) filed with the United States Securities and Exchange Commission (not including exhibits) may be obtained without charge from Investor Relations, Columbia Bancorp, Post Office Box 1050, The Dalles, Oregon 97058. Copies of such materials may also be obtained from Columbia’s website at http://www.columbiabancorp.com. Copies of exhibits to the Form 10-K will be supplied upon payment of Columbia’s reasonable expenses in furnishing such exhibits in the amount of $.25 per page.

EXHIBIT A TO ARTICLES OF AMENDMENT
ARTICLE III
          (3) Directors elected at the 2008 annual meeting and all subsequently elected directors will serve one-year terms beginning at the time of their formal qualification in the year of their election. The directors shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.
               The terms of directors elected in 2006 shall expire at the 2009 annual meeting of shareholders and the terms of directors elected in 2007 shall expire at the 2010 annual meeting of shareholders.
2008 AMENDMENT TO THE COLUMBIA BANCORP
1999 STOCK INCENTIVE PLAN (As Amended in 2002)
     Pursuant to the direction of the Board of Directors and approval of the shareholders of Columbia Bancorp, the Columbia Bancorp 1999 Stock Incentive Plan, amended in 2002, is hereby amended, effective                     , 2008, as follows:
1.	Section 4 is deleted in its entirety and replaced with the following:
     4. Shares Subject to the Plan. Only common stock may be issued under the Plan. The total number of shares of Stock that may be issued upon the exercise of all options or pursuant to grants of rights or stock bonuses under the Plan and under any prior stock incentive plans shall at no time exceed in the aggregate 1,727,259. If any option under the Plan or stock appreciation right granted without a related option expires or is canceled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for awards under the Plan, except that shares that are issued on exercise of a stock appreciation right that were allocable to an option, or portion thereof, surrendered in connection with the exercise of the stock appreciation right shall not again become available for awards under the Plan. If Stock awarded as a bonus under the Plan is forfeited or repurchased pursuant to applicable restrictions, the number of shares forfeited or purchased shall again be available under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board of Directors. Any certificates representing such Stock shall bear such legends as are determined by the Board of Directors.
     In all other respects, the Columbia Bancorp 1999 Stock Incentive Plan, as Amended in 2002, shall remain unchanged and in full force and effect.

COLUMBIA BANCORP

Dated:	By: